                                                                CONFORMED COPY


                  AMENDED AND RESTATED CREDIT AGREEMENT dated as of May 9, 1997
            (the "Amended and Restated Credit Agreement") among DILLARD DEPARTMENT STORES, INC., a Delaware corporation (the "Parent"), DILLARD INVESTMENT CO., INC., a Delaware corporation ("DIC" and, together with the Parent, the "Borrowers"), the financial institutions listed on Schedule 2.01 (the "Lenders"), THE CHASE MANHATTAN BANK (as successor to Chemical Bank), a New York banking corporation, as agent for the Lenders (in such capacity, the "Agent") and NATIONSBANK OF TEXAS, N.A. and BANK OF AMERICA ILLINOIS as co-agents (each a "Co-Agent" and, together, the "Co-Agents").

            A. The Borrowers, the Lenders and the Agent have heretofore entered into the Credit Agreement dated as of July 13, 1994 (the "Credit Agreement"). Capitalized terms used herein and defined in the Credit Agreement have the meanings set forth in the Credit Agreement.

            B. The Borrowers wish, and the undersigned Lenders, the Agent and the Co-Agents are willing, upon the terms and subject to the conditions set forth herein, to amend the Credit Agreement as set forth herein and to restate the Credit Agreement in its entirety to read as set forth in the Credit Agreement after giving effect to the amendments set forth herein.

            Accordingly, for and in consideration of the premises and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

            SECTION 1. Amendments to Section 1.01 of the Credit Agreement.
Section 1.01 of the Credit Agreement is hereby amended as of the Restatement Effective Date (as defined below) as follows:

            (a) by deleting the table in the definition of "Applicable Facility Fee Percentage" and substituting therefor the following:

                                                                               2


      S&P/Moody's Rating                  Facility Fee Percentage
      ------------------                  -----------------------

      Category 1                                     .065%
      ----------
      AA--/Aa3 or higher

      Category 2                                     .075%
      ----------
      A+/A1, A/A2 or A-/A3

      Category 3                                     .10%
      ----------
      BBB+/Baa1 or BBB/Baa2

      Category 4                                     .225%
      ----------
      BBB-/Baa3 or lower



            (b) by deleting the definition of "Closing Date" in its entirety and substituting therefor the following:

                  "Closing Date" means the date of the Amended and Restated
            Credit Agreement.

            (c) by deleting the definition of "Maturity Date" in its entirety and substituting therefor the following:

                  "Maturity Date" means May 9, 2002.

            SECTION 2. Amendment to Section 3.05 of the Credit Agreement.
Section 3.05 of the Credit Agreement is hereby amended as of the Restatement Effective Date by deleting the Section in its entirety and substituting therefore the following:

            SECTION 3.05. Financial Statements. The Parent has heretofore furnished to the Lenders its balance sheets and statements of income and changes in financial condition as of and for the fiscal year ended February 1, 1997, audited and certified by Deloite & Touche, independent public accountants. Such financial statements present fairly the financial condition and results of operations of the Parent as of the dates and for the periods indicated. Such balance sheets and the notes thereto disclose all material liabilities, direct or contingent, of the Parent and its consolidated subsidiaries as of the dates thereof. Such financial statements were prepared in accordance with GAAP applied on a consistent basis.

            SECTION 3. Amendment to Section 3.06 of the Credit Agreement.
Section 3.06 of the Credit Agreement is
hereby amended as of the Restatement Effective Date by deleting the reference to "January 29, 1994" and substituting therefor a reference to "February 1, 1997".

            SECTION 4. Amendment to Article VIII of the Credit Agreement.
Article VIII of the Credit Agreement is hereby amended as of the Restatement Effective Date as follows:

            (a) by deleting the reference to "Chemical Bank" in the first paragraph thereof and substituting therefor a reference to "The Chase Manhattan Bank"; and

            (b) by adding the following sentence to the end of the first paragraph:

            The Co-Agents will have no duties under this Amended and Restated Credit Agreement other than those duties that may arise from their status as Lenders under this Agreement.

            SECTION 5. Amendment to Section 9.01 of the Credit Agreement.
Section 9.01 of the Credit Agreement is hereby amended as of the Restatement Effective Date by deleting the Section in its entirety and substituting therefor the following:

            SECTION 9.01. Notices. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

                  (a) if to either of the Borrowers, to it at 1600 Cantrell
            Road, Little Rock, Arkansas 72207, Attention of Mr. James I. Freeman, Vice President and Chief Financial Officer (Telecopy No. 501-376-5917), with copy to Mr. James E. Darr, Jr., Vice President and General Counsel (Telecopy No. 501-376-5031);

                  (b) if to the Agent, to The Chase Manhattan Bank, Agent Bank
            Services Group, One Chase Manhattan Plaza, 8th Floor, New York, New York 10018, Attention of Barbara Clemens (Telecopy No. (212) 552-7500), with a copy to The Chase Manhattan Bank, 270 Park Avenue, New York 10017],

            Attention of Maggie Lane (Telecopy No. (212) 270-5646);

                  (c) if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

            Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

            SECTION 6. Amendments to Exhibit A to the Credit Agreement. Exhibit A to the Credit Agreement is hereby amended as of the Restatement Effective Date by:

            (a) deleting the reference in the first full paragraph thereof to "Chemical Bank" and substituting therefor a reference to "The Chase Manhattan Bank";

            (b) deleting the reference in the first full paragraph thereof to "(the 'Credit Agreement')" and substituting therefor the following:

            (as amended and restated as of May 9, 1997, the "Amended and Restated Credit Agreement");

            (c) by deleting therefrom all other references to "the Credit Agreement" and substituting therefor in each instance a reference to "the Amended and Restated Credit Agreement".

            SECTION 7. Amendments to Exhibit B. Exhibit B to the Credit Agreement is hereby amended as of the Restatement Effective Date by:

            (a) deleting the reference in the first full paragraph thereof to "(the 'Credit Agreement')" and substituting therefor the following:

            (as amended and restated as of May 9, 1997, the "Amended and Restated Credit Agreement");

            (b) deleting all references therein to "Chemical Bank" and substituting therefor in each instance a reference to "The Chase Manhattan Bank";

            (c) by deleting therefrom all other references to "the Credit Agreement" and substituting therefor in each instance a reference to "the Amended and Restated Credit Agreement".

            SECTION 8. Amendment to Exhibit C to the Credit Agreement. Exhibit C to the Credit Agreement is hereby amended as of the Restatement Effective Date by deleting the Exhibit in its entirety and substituting therefor Exhibit A to this Amendment and Restatement.

            SECTION 9. Amendments to Schedule 2.01, 3.07, 3.08, 3.16 and 6.01 to the Credit Agreement. Schedules 2.01, 3.07, 3.08, 3.16 and 6.01 to the Credit Agreement are hereby amended as of the Restatement Effective Date by deleting such Schedules in their entirety and substituting therefor Schedules 2.01, 3.07, 3.08, 3.16 and 6.01 to this Amendment and Restatement.

            SECTION 10. Representations and Warranties. Each Borrower represents and warrants to the Lenders and the Agent, on and as of the Restatement Effective date, that:

            (a) This Amendment and Restatement has been duly authorized, executed and delivered by each Borrower, and each of this Amendment and Restatement and the Credit Agreement, as amended and restated hereby, constitutes a legal, valid and binding obligation of each Borrower enforceable in accordance with its terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting creditors' rights generally and to general principles of equity).

            (b) The representations and warranties of each Borrower contained in the Credit Agreement, as amended and restated hereby, are true and correct on and as of the Restatement Effective Date, except to the extent that such representations and warranties relate to an earlier date.

            (c) No Default or Event of Default has occurred and is continuing.

            SECTION 11. Effectiveness. This Amendment and Restatement shall become effective on the date (the "Restatement Effective Date") that each of the following conditions is satisfied:

            (a) The Agent (or its counsel) shall have received counterparts hereof signed by each of the Borrowers and the Lenders or, in the case of any party as to which an executed counterpart shall not have been received, receipt by the Agent in form satisfactory to it of telegraphic, telex or other written confirmation from such party of execution of a counterpart hereof by such party.

            (b) The Agent (or its counsel) shall have received a duly executed Note for each Lender complying with the provisions of Section 2.04 of the Credit Agreement as amended and restated hereby.

            (c) The Agent (or its counsel) shall have received a favorable written opinion of Friday, Eldridge & Clark, counsel for the Borrowers, dated the Restatement Effective Date and addressed to the Lenders, to the effect set forth in Exhibit B to this Amendment and Restatement and satisfactory to Cravath, Swaine & Moore, counsel for the Agent; the Borrowers hereby instruct such counsel to deliver such opinion to the Agent.

            (d) The Agent (or its counsel) shall have received (i) a copy of the certificate of incorporation, as amended, including all amendments thereto, of each Borrower, certified by the Secretary of State of Delaware, and a certificate as to the good standing of and charter documents filed by each Borrower from such Secretary of State; (ii) a certificate of the Secretary or Assistant Secretary of each Borrower dated the Restatement Effective Date and certifying (A) that attached thereto is a true and complete copy of the by-laws of such Borrower as in effect on the date of such certificate and at all times since a date prior to the date of the resolutions described in clause (B) below, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of such Borrower, or appropriate committee thereof, authorizing, on behalf of such Borrower, the execution, delivery and performance of each of this Amendment and Restatement and the Credit Agreement as amended and restated hereby, and that such resolutions have not been modified, rescinded or amended and are in full force and effect,
      (C) that the certificate of incorporation of such Borrower has not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to clause (i) above, and (D) as to the incumbency and specimen signature of each officer of such Borrower executing this Amendment and Restatement or any other document delivered in connection herewith on behalf of such Borrower;
      (iii) a certificate of another officer of each Borrower as to the incumbency and specimen signature of the Secretary or such Assistant Secretary of such Borrower executing the certificate pursuant to (ii) above; and (iv) such other documents as the Lenders or Cravath, Swaine & Moore, counsel for the Agent, may reasonably request.

            (e) The Agent shall have received a certificate, dated the Restatement Effective Date and signed by a Financial Officer of the Parent, confirming compliance with the conditions precedent set forth in paragraphs (b) and (c) of Section 4.01 of the Credit Agreement as amended and restated hereby.

            (f) The Agent shall have received all Fees and other amounts due and payable on or prior to the Restatement Effective Date (including all Facility Fees accrued under the Credit Agreement as of the Restatement Effective Date).

            (g) If any Loans are outstanding on the Restatement Effective Date, such Loans shall be prepaid on such date (without prejudice to each Borrower's right to finance such prepayment pursuant to a Borrowing on the Restatement Effective Date).

            SECTION 12. Restatement. On the Restatement Effective Date, the Credit Agreement, as amended hereby, shall be deemed incorporated herein by reference and restated in its entirety.

            SECTION 13. Expenses. The Borrowers shall pay all reasonable out-of-pocket expenses of the Agent, including but not limited to syndication expenses and the fees and disbursements of Cravath, Swaine & Moore, counsel for the Agent, in connection with the preparation and implementation of this Amendment and Restatement.

            SECTION 14. New York Law. THIS AMENDMENT AND RESTATEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

            SECTION 15. Counterparts. This Amendment and Restatement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

            SECTION 16. Headings. The headings of this Amendment and Restatement are for convenience of reference only and are not part of this Amendment and Restatement and are not to be taken into consideration in interpreting this Amendment and Restatement.

            SECTION 17. Entire Agreement. This Amendment and Restatement constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof and supercedes any and all prior agreements and understandings relating to the subject matter hereof.

            IN WITNESS WHEREOF, the parties hereto have caused this Amendment and Restatement to be duly executed by their respective authorized officers as of the date first written above.

                                     DILLARD DEPARTMENT STORES,
                                     INC.,

                                        by James I. Freeman
                                           -------------------------
                                           Name: James I. Freeman
                                           Title: Vice President

                                     DILLARD INVESTMENT CO., INC.,

                                        by James I. Freeman
                                           -------------------------
                                           Name: James I. Freeman
                                           Title: Vice President

                                                                  CONFORMED COPY

================================================================================

                                CREDIT AGREEMENT

                            Dated as of July 13, 1994


                                      Among


                        DILLARD DEPARTMENT STORES, INC.,

                          DILLARD INVESTMENT CO., INC.,

                            THE LENDERS NAMED HEREIN

                                       and

                                 CHEMICAL BANK,

                                    as Agent

================================================================================

                                TABLE OF CONTENTS



                                                                            Page
                                                                            ----

I.    DEFINITIONS .........................................................   1

      SECTION 1.01. Defined Terms .........................................   1
      SECTION 1.02. Terms Generally .......................................  15

II.   THE CREDITS .........................................................  15

      SECTION 2.01.  Commitments ..........................................  15
      SECTION 2.02.  Loans ................................................  15
      SECTION 2.03.  Notice of Borrowings .................................  17
      SECTION 2.04.  Notes; Repayment of Loans ............................  18
      SECTION 2.05.  Fees .................................................  18
      SECTION 2.06.  Interest on Loans ....................................  19
      SECTION 2.07.  Default Interest .....................................  20
      SECTION 2.08.  Alternate Rate of Interest ...........................  20
      SECTION 2.09.  Termination and Reduction of Commitments .............  21
      SECTION 2.10.  Prepayment ...........................................  21
      SECTION 2.11.  Reserve Requirements; Change in Circumstances ........  22
      SECTION 2.12.  Change in Legality ...................................  24
      SECTION 2.13.  Indemnity ............................................  24
      SECTION 2.14.  Pro Rata Treatment ...................................  25
      SECTION 2.15.  Sharing of Setoffs ...................................  26
      SECTION 2.16.  Payments .............................................  26
      SECTION 2.17.  Taxes ................................................  27
      SECTION 2.18.  Termination or Assignment of Commitments
                       Under Certain Circumstances ........................  30

III.  REPRESENTATIONS AND WARRANTIES ......................................  31

      SECTION 3.01.  Organization; Powers .................................  31
      SECTION 3.02.  Authorization ........................................  31
      SECTION 3.03.  Enforceability .......................................  31
      SECTION 3.04.  Governmental Approvals ...............................  31
      SECTION 3.05.  Financial Statements .................................  32
      SECTION 3.06.  No Material Adverse Change ...........................  32
      SECTION 3.07.  Subsidiaries .........................................  32
      SECTION 3.08.  Litigation; Compliance with Laws .....................  32

                                                                               2


                                                                            Page
                                                                            ----

      SECTION 3.09.  Agreements ...........................................  33
      SECTION 3.10.  Federal Reserve Regulations ..........................  33
      SECTION 3.11.  Investment Company Act; Public Utility Holding
                       Company Act ........................................  33
      SECTION 3.12.  Use of Proceeds ......................................  33
      SECTION 3.13.  Tax Returns ..........................................  33
      SECTION 3.14.  No Material Misstatements ............................  34
      SECTION 3.15.  Employee Benefit Plans ...............................  34
      SECTION 3.16.  Environmental and Safety Matters .....................  34

IV.   CONDITIONS OF LENDING ...............................................  35

      SECTION 4.01.  All Borrowings .......................................  35
      SECTION 4.02.  First Borrowing ......................................  36

V.    AFFIRMATIVE COVENANTS ...............................................  37

      SECTION 5.01.  Existence; Businesses and Properties .................  37
      SECTION 5.02.  Insurance ............................................  38
      SECTION 5.03.  Obligations and Taxes ................................  38
      SECTION 5.04.  Financial Statements, Reports, etc. ..................  39
      SECTION 5.05.  Litigation and Other Notices .........................  40
      SECTION 5.06.  ERISA ................................................  41
      SECTION 5.07.  Maintaining Records; Access to Properties and
                       Inspections ........................................  41
      SECTION 5.08.  Use of Proceeds ......................................  41

VI.   NEGATIVE COVENANTS ..................................................  42

      SECTION 6.01.  Liens ................................................  42
      SECTION 6.02.  Investments, Loans and Advances ......................  44
      SECTION 6.03.  Mergers, Consolidations and Sales of Assets ..........  44
      SECTION 6.04.  Net Worth ............................................  45

VII.  EVENTS OF DEFAULT ...................................................  45

VIII. THE AGENT ...........................................................  48

IX.   MISCELLANEOUS .......................................................  51


                                                                               3



                                                                            Page
                                                                            ----
      SECTION 9.01.  Notices ..............................................  51
      SECTION 9.02.  Survival of Agreement ................................  52
      SECTION 9.03.  Binding Effect .......................................  52
      SECTION 9.04.  Successors and Assigns ...............................  53
      SECTION 9.05.  Expenses; Indemnity ..................................  56
      SECTION 9.06.  Right of Setoff ......................................  58
      SECTION 9.07.  Applicable Law .......................................  58
      SECTION 9.08.  Waivers; Amendments ..................................  58
      SECTION 9.09.  Interest Rate Limitation .............................  59
      SECTION 9.10.  Entire Agreement .....................................  59
      SECTION 9.11.  Waiver of Jury Trial .................................  60
      SECTION 9.12.  Severability .........................................  60
      SECTION 9.13.  Counterparts .........................................  60
      SECTION 9.14.  Headings .............................................  60
      SECTION 9.15.  Jurisdiction; Consent to Service of Process ..........  61

X.    GUARANTEES ..........................................................  61


References

Exhibit A         Form of Revolving Credit Note
Exhibit B         Form of Assignment and Acceptance
Exhibit C         Form of Administrative Questionnaire
Exhibit D         Form of Opinion

Schedule 2.01     Lenders
Schedule 3.07     Subsidiaries
Schedule 3.08     Litigation
Schedule 3.16     Environmental Liability
Schedule 6.01     Liens

                  $500,000,000 REVOLVING CREDIT FACILITY AGREEMENT dated as of
            July 13, 1994, among Dillard Department Stores, Inc., a Delaware corporation (the "Parent"), Dillard Investment Co., Inc., a Delaware corporation ("DIC" and, together with the Parent, the "Borrowers"), the financial institutions listed in Schedule 2.01 (the "Lenders") and CHEMICAL BANK, a New York banking corporation, as agent for the Lenders (in such capacity, the "Agent").

            The Borrowers have requested the Lenders to extend credit in order to enable the Borrowers, subject to the terms and conditions of this Agreement, to borrow on a revolving basis, at any time and from time to time prior to the Maturity Date (as defined herein), an aggregate principal amount at any time outstanding not in excess of $500,000,000. The proceeds of such borrowings are to be used for general corporate purposes. The Lenders are willing to extend such credit to the Borrowers on the terms and subject to the conditions set forth herein.

            Accordingly, the Borrowers, the Lenders and the Agent agree as follows:

ARTICLE I. DEFINITIONS

            SECTION 1.01. Defined Terms. As used in this Agreement, the following terms shall have the meanings specified below:

            "ABR Borrowing" shall mean a Borrowing comprised of ABR Loans.

            "ABR Loan" shall mean any Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of
Article II.

            "Adiusted CD Rate" shall mean, with respect to any CD Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to the sum of (a) a rate per annum equal to the product of (i) the Fixed CD Rate in effect for such Interest Period and (ii) Statutory Reserves, plus (b) the Assessment Rate. For purposes hereof, the term "Fixed CD Rate" shall mean the arithmetic average (rounded upwards, if necessary, to the next 1/100 of 1%) of the prevailing rates per annum bid at or about 10:00 a.m., New York City time, to the Agent on the first Business Day of the Interest Period applicable to such CD Borrowing by three New York City negotiable certificate of deposit dealers of recognized standing selected by the Agent for the purchase at face value of negotiable certificates of deposit of major United States money center banks in a principal amount approximately equal to the Agent's portion of such CD Borrowing and with a maturity comparable to such Interest Period.

            "Adjusted LIBO Rate" shall mean, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the product of (a) the LIBO Rate in effect for such Interest Period and (b) Statutory Reserves. For purposes hereof, the term' "LIBO Rate" shall mean the rate (rounded upwards, if necessary, to the next 1/16 of 1%) at which dollar deposits approximately equal in principal amount to the Agent's portion of such Eurodollar Borrowing and for a maturity comparable to such Interest Period are offered to the principal London office of the Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

            "Administrative Questionnaire" shall mean an Administrative Questionnaire in the form of Exhibit C.

            "Affiliate" shall mean, when used with respect to a specified person, another person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the person specified.

            "Agent Fees" shall have the meaning assigned to such term in Section 2.05(b).

            "Alternate Base Rate" shall mean, for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of
(a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof, "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by the Agent as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective on the date such change is publicly announced as being effective. "Base CD Rate" shall mean the sum of (a) the product of (i) the Three-Month Secondary CD Rate and (ii) Statutory Reserves and (b) the Assessment Rate. "Three-Month Secondary CD Rate" shall mean, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day shall not be a Business Day, the next preceding Business Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day), or, if such rate shall not be so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 a.m., New York City time, on such day (or, if such day shall not be a Business Day, on the next preceding Business Day) by the Agent from three New York City negotiable certificate of deposit dealers of recognized standing selected by it. "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it. If for any reason the Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Base CD Rate or the Federal Funds Effective Rate or both for any reason, including the inability or failure of the Agent to obtain sufficient quotations in accordance with the terms thereof, the Alternate Base Rate shall be determined without regard to clause (b) or (c), or both, of the first sentence of this definition, as appropriate, until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal
Funds Effective Rate, respectively.

"Applicable Facility Fee Percentage" shall mean on any date the applicable percentage set forth below based upon the Ratings:




  S&P/Moody's Rating                       Facility Fee Percentage
  ------------------                       -----------------------
  Category 1                                          .08%
  ----------
  AA-/Aa3 or higher

  Catecory 2                                          .10%
  ----------
  A+/A1, A/A2 or A-/A3

  Category 3                                          .15%
  ----------
  BBB+/Baal or BBB/Baa2

  Category 4                                          .25%
  ----------
  BBB-/Baa3 or lower


For purposes of the foregoing, (i) if the Ratings established or deemed to have been established by Moody's and S&P shall fall within different Categories, the ratings in the numerically higher Category shall be disregarded, (ii) if Moody's or S&P shall not have in effect a Rating (other than because such rating agency shall no longer be in the business of rating corporate debt obligations), then such rating agency will be deemed to have established a Rating in Category 4; and (iii) if any rating established or deemed to have been established by Moody's or S&P shall be changed (other than as a result of a change in the rating system of Moody's or S&P) such change shall be effective as of the date on which it is first announced by the applicable rating agency. Each change in the Applicable Facility Fee Percentage shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of Moody's or S&P shall change, or if either such rating agency shall cease to be in the business of rating corporate debt obligations, the Borrowers and the Lenders shall negotiate in good faith to amend the references to specific ratings in this definition to reflect such changed rating system or the non-availability of ratings from such rating agency.

            "Applicable Margin" shall mean on any date, with respect to the Loans comprising any Eurodollar Borrowing or

CD Borrowing, as the case may be, the applicable spread set forth below based on the Ratings:


                                            Applicable Margin
                                       ------------------------------

                                                          Certificate
                                       Eurodollar         of Deposit
  S&P/Moody's Rating                   Loan Spread        Loan Spread
  ------------------                   -----------        -----------
  Category 1
  ----------
  AA-/Aa3 or higher                        0.125%           0.25%

  Category 2
  ----------
  A+/A1, A/A2 or A-/A3                     0.15%            0.275%

  Category 3
  ----------
  BBB+/Baal or BBB/Baa2                    0.25%            0.375%

  Category 4
  ----------
  BBB-/Baa3 or lower                       0.375%           0.500%



For the purposes of the foregoing, (i) if the Ratings established or deemed to have been established by Moody's and S&P shall fall within different Categories, the rating in the numerically higher Category shall be disregarded, (ii) if Moody's or S&P shall not have in effect a Rating (other than because such rating agency shall no longer be in the business of rating corporate debt obligations), then such rating agency will be deemed to have established a Rating in Category 4; and (iii) if any rating established or deemed to have been established by Moody's or S&P shall be changed (other than as a result of a change in the rating system of Moody's or S&P) such change shall be effective as of the date on which it is first announced by the applicable rating agency. Each change in the Applicable Margin shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of Moody's or S&P shall change, or if either such rating agency shall cease to be in the business of rating corporate debt obligations, the Borrowers and the Lenders shall negotiate in good faith to amend the references to specific ratings in this definition to reflect such changed rating system or the non-availability of ratings from such rating agency.

            "Assessment Rate" shall mean for any date the annual rate (rounded upwards, if necessary, to the next 1/100 of 1%) most recently estimated by the Agent as the then current net annual assessment rate that will be employed in determining amounts payable by the Agent to the Federal Deposit Insurance Corporation (or any successor) for insurance by such Corporation (or such successor) of time deposits made in dollars at the Agent's domestic offices.

            "Assignment and Acceptance" shall mean an assignment and acceptance entered into by a Lender and an assignee, and accepted by the Agent, in the form of Exhibit B or such other form as shall be approved by the Agent.

            "Board" shall mean the Board of Governors of the Federal Reserve System of the United States.

            "Borrowing" shall mean a group of Loans of a single Type made by the Lenders on a single date and as to which a single Interest Period is in effect.

            "Business Day" shall mean any day (other than a day which is a Saturday, Sunday or legal holiday in the State of New York) on which banks are open for business in New York City; provided, however, that, when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

            "Capital Lease Obligations" of any person shall mean the obligations of such person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such person under GAAP and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

            "CD Borrowing" shall mean a Borrowing comprised of CD Loans.

            "CD Loan" shall mean any Loan bearing interest at a rate determined by reference to the Adjusted CD Rate in accordance with the provisions of
Article II.

            A "Change in Control" shall be deemed to have occurred if (a) any person or group (within the meaning of Rule 13d-5 of the Securities and Exchange Commission as in effect on the date hereof), other than the Dillards, shall own directly or indirectly, beneficially or of record, shares representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Parent; (b) a majority of the seats (other than vacant seats) on the board of directors of the Parent shall at any time have been occupied by persons who were neither (i) nominated by the Dillards or by the Board of Directors of the Parent, nor (ii) appointed by directors so nominated; or (c) any person or group, other than the Dillards, shall otherwise directly or indirectly Control the Parent; or (d) DIC shall cease to be a wholly owned subsidiary of the Parent.

            "Closing Date" shall mean the date of this Agreement.

            "Code" shall mean the Internal Revenue Code of 1986, as the same may be amended from time to time.

            "Commitment" shall mean, with respect to each Lender, the commitment of such Lender to make Loans hereunder as set forth in Section 2.01, as the same may be reduced from time to time pursuant to Section 2.09.

            "Control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, and "Controlling" and "Controlled" shall have meanings correlative thereto.

            "Default" shall mean any event or condition which upon notice, lapse of time or both would constitute an Event of Default.

            "Dillards" shall mean William T. Dillard, William Dillard, Jr., Alex Dillard, Mike Dillard or any of their immediate families, any of their lineal descendants, or any trusts exclusively for the benefit of the aforementioned, and any entity wholly owned directly or indirectly by one or more of the foregoing.

            "dollars" or "$" shall mean lawful money of the United States of America.

            "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

            "ERISA Affiliate" shall mean any trade or business (whether or not incorporated) that is a member of a group of which the Parent is a member and which is treated as a single employer under Section 414 of the Code.

            "Eurodollar Borrowing" shall mean a Borrowing comprised of Eurodollar Loans.

            "Eurodollar Loan" shall mean a Loan bearing interest at a rate determined by reference to the Adjusted LIBO Rate in accordance with the provisions of Article II.

            "Event of Default" shall have the meaning assigned to such term in
Article VII.

            "Facility Fee" shall have the meaning assigned to such term in
Section 2.05(a).

            "Fees" shall mean the Facility Fees and the Agent Fees.

            "Fee Letter" shall mean the Fee Letter between the Agent and the Borrower dated the date hereof.

            "Financial Officer" of any corporation shall mean the chief financial officer, principal accounting officer, Treasurer or Controller of such corporation.

            "GAAP" shall mean United States generally accepted accounting principles, applied on a consistent basis.

            "Governmental Authority" shall mean any Federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body.

            "Guarantee" of or by any person shall mean any obligation, contingent or otherwise, of such person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of such person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (b) to purchase property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment of such Indebtedness or (c) to maintain working capital, equity capital, cash flow, fixed charge coverage (or other coverage ratio) or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness; provided, however, that the term Guarantee shall not include endorsements for collection or deposit, in either case in the ordinary course of business.

            "Guaranteed Obligations" shall mean, as to each Borrower, the principal of and interest on the Loans made to, and the other obligations, monetary or otherwise, of, the other Borrower under this Agreement or any other Loan Document.

            "Indebtedness" of any person shall mean, without duplication, (a) all obligations of such person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such person upon which interest charges are customarily paid, (d) all obligations of such person under conditional sale or other title retention agreements relating to property or assets purchased by such person, (e) all obligations of such person issued or assumed as the deferred purchase price of property or services, (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such person, whether or not the obligations secured thereby have been assumed, (g) all Guarantees by such person of Indebtedness of others, (h) all Capital Lease Obligations of such person, (i) all obligations of such person in respect of interest rate protection agreements, foreign currency exchange agreements or other interest or exchange rate hedging arrangements and (j) all obligations of such person as an account party in respect of letters of credit and bankers' acceptances. The Indebtedness of any person shall include the Indebtedness of any partnership in which such person is a general partner.

            "Interest Payment Date" shall mean, with respect to any Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months' duration or a CD Borrowing with an

Interest Period of more than 90 days' duration, each day that would have been an Interest Payment Date had successive Interest Periods of three months' duration or 90 days' duration, as the case may be, been applicable to such Borrowing, and, in addition, the date of any refinancing or conversion of such Borrowing with or to a Borrowing of a different Type.

            "Interest Period" shall mean (a) as to any Eurodollar Borrowing, the period commencing on the date of such Borrowing or on the last day of the immediately preceding Interest Period applicable to such Borrowing, as the case may be, and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 2, 3 or 6 months thereafter, as the Borrower may elect, (b) as to any CD Borrowing, a period of 30, 60, 90 or 180 days' duration, as the Borrower may elect, commencing on the date of such Borrowing or on the last day of the immediately preceding Interest Period applicable to such Borrowing, as the case may be, and (c) as to any ABR Borrowing, the period commencing on the date of such Borrowing or on the last day of the immediately preceding Interest Period applicable to such Borrowing, as the case may be, and ending on the earliest of
(i) the next succeeding March 31, June 30, September 30 or December 31, (ii) the Maturity Date and (iii) the date such Borrowing is repaid or prepaid in accordance with Section 2.04 or 2.10, as applicable; provided, however, that if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurodollar Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.

            "Investment", as applied to any person, shall mean any direct or indirect purchase or other acquisition by that person of, or a beneficial interest in, the stock, shares, partnership interest, notes or other debt or equity securities of any other person, or any direct or indirect loan, advance (other than advances to employees for moving and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contribution by that person to any other person, including all Indebtedness and accounts receivable from that other person which are not current assets or did not arise from sales to that other person in the ordinary course of business. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.

            "Lien" shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, encumbrance, charge or security interest in or on such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement relating to such asset and
(c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

            "Loans" shall mean the revolving loans made by the Lenders to the Borrowers pursuant to Section 2.01. Each Loan shall be a Eurodollar Loan, a CD Loan or an ABR Loan.

            "Loan Documents" shall mean this Agreement, the Fee Letter and the Notes.

            "Margin Stock" shall have the meaning given such term under Regulation U.

            "Material Adverse Effect" shall mean (a) a materially adverse effect on the business, assets, operations, prospects or condition, financial or otherwise, of the Parent and the Subsidiaries taken as a whole, (b) material impairment of the ability of a Borrower to perform any of its obligations under any Loan Document to which it is or will be a party or (c) material impairment of the rights of or benefits available to the Lenders under any Loan Document.


            "Maturity Date" shall mean the fifth anniversary of the date of this Agreement.

            "Moody's" shall mean Moody's Investors Service, Inc.

            "Note" shall mean a promissory note of a Borrower, substantially in the form of Exhibit A, evidencing Loans.

            "PBGC" shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

            "Permitted Investments" shall mean:

            (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within 365 days from the date of acquisition thereof;

            (b) investments in short-term corporate debt through programs administered by any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $250,000,000, or investments in commercial paper, maturing within 90 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody's;

            (c) investments in certificates of deposit, banker's acceptances and time deposits, maturing within 365 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized or licensed under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $250,000,000; and

            (d) other investment instruments approved in writing by the Required Lenders and offered by financial institutions which have a combined capital and surplus and undivided profits of not less than $250,000,000.

            "person" shall mean any natural person, corporation, business trust, joint venture, association, company, partnership or government, or any agency or political subdivision thereof.

            "Plan" shall mean any pension plan subject to the provisions of Title IV of ERISA or Section 412 of the Code which is maintained for employees of a Borrower or any ERISA Affiliate.

            "Ratings" shall refer to the ratings of Moody's and S&P applicable to Parent's senior unsecured non-credit enhanced long-term debt obligations.

            "Register" shall have the meaning given such term in Section
9.04(d).

            "Regulation G" shall mean Regulation G of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

            "Regulation U" shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

            "Regulation X" shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

            "Reportable Event" shall mean any reportable event as defined in
Section 4043(b) of ERISA or the regulations issued thereunder with respect to a Plan (other than a Plan maintained by an ERISA Affiliate which is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Section 414 of the
Code).

            "Required Lenders" shall mean, at any time, Lenders holding Loans representing at least 66-2/3% of the aggregate principal amount of the Loans outstanding or, if no Loans are outstanding, Lenders having Commitments representing at least 66-2/3% of the aggregate Commitments.

            "Responsible Officer" of any corporation shall mean any executive officer or Financial Officer of such corporation and any other officer or similar official thereof responsible for the administration of the obligations of such corporation in respect of this Agreement.

            "S&P" shall mean Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc.

            "Statutory Reserves" shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board and any other banking authority to which the Agent is subject (a) with respect to the Adjusted CD Rate or the Base CD Rate (as such term is used in the definition of "Alternate Base Rate"), for new negotiable nonpersonal time deposits in dollars of over $100,000 with maturities approximately equal to (i) the applicable Interest Period, in the case of the Adjusted CD Rate, and (ii) three months, in the case of the Base CD Rate (as such term is used in the definition of "Alternate Base Rate"), and (b) with respect to the Adjusted LIBO Rate, for Eurocurrency Liabilities (as defined in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation
D. Eurodollar Loans shall be deemed to constitute Eurocurrency Liabilities and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets which may be available from time to time to any Lender under such Regulation D. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

            "subsidiary" shall mean, with respect to any person (herein referred to as the "parent"), any corporation, partnership, association or other business entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, owned, controlled or held, or (b) which is, at the time any determination is made, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

            "Subsidiary" shall mean any subsidiary of the Parent.

            "Transactions" shall have the meaning assigned to such term in
Section 3.02.

            "Type", when used in respect of any Loan or Borrowing, shall refer to the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, "Rate" shall include the Adjusted LIBO Rate, the Adjusted CD Rate and the Alternate Base Rate.

            SECTION 1.02. Terms Generally. The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided, however, that, for purposes of determining compliance with any covenant set forth in Article VI, such terms shall be construed in accordance with GAAP as in effect on the date of this Agreement applied on a basis consistent with the application used in preparing the Borrower's audited financial statements referred to in Section 3.05.

ARTICLE II. THE CREDITS

            SECTION 2.01. Commitments. Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Lender agrees, severally and not jointly, to make revolving credit loans to the Borrowers, at any time and from time to time on or after the date hereof and until the earlier of the Maturity Date and the termination of the Commitment of such Lender in accordance with the terms hereof, in an aggregate principal amount at any time outstanding not to exceed the Commitment set forth opposite its name in Schedule 2.01 hereto, as the same may be reduced from time to time pursuant to Section 2.09.

            Within the limits set forth in the preceding sentence, the Borrowers may borrow, pay or prepay and reborrow Loans on or after the Closing Date and prior to the Maturity Date, subject to the terms, conditions and limitations set forth herein.

            SECTION 2.02. Loans. (a) Each Loan shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their respective Commitments; provided, however, that the failure of any Lender to make any Loan shall not in itself relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Loan required to be made by such other Lender). The Loans comprising each Borrowing shall be in an aggregate principal amount which is an integral multiple of $1,000,000 and not less than $10,000,000 (or an aggregate principal amount equal to the remaining balance of the Commitments).

            (b) Each Borrowing shall be comprised entirely of ABR Loans, CD Loans or Eurodollar Loans, as the applicable Borrower may request pursuant to
Section 2.03. Each Lender may at its option fulfill its Commitment with respect to any Eurodollar Loan or CD Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the applicable Borrower to repay such Loan in accordance with the terms of this Agreement and the applicable Note. Borrowings of more than one Type may be outstanding at the same time; provided, however, that no Borrower shall be entitled to request any Borrowing which, if made, would result in an aggregate of more than three separate CD Loans or Eurodollar Loans of any Lender being outstanding hereunder at any one time. For purposes of the foregoing, Loans having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Loans.

            (c) Subject to paragraph (e) below, each Lender shall make a Loan in the amount of its pro rata portion, as determined under Section 2.14, of each Borrowing hereunder on the proposed date thereof by wire transfer of immediately available funds to the Agent in New York, New York, not later than 12:00 noon, New York City time, and the Agent shall by 3:00 p.m., New York City time, credit the amounts so received to the general deposit account of the appropriate Borrower with the Agent or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, return the amounts so received to the respective Lenders. Unless the Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Agent such Lender's portion of such Borrowing, the Agent may assume that such Lender has made such portion available to the Agent on the date of such Borrowing in accordance with this paragraph (c) and the Agent may, in reliance upon such assumption, make available to the appropriate Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have made such portion available to the Agent, such Lender and such Borrower severally agree to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to such Borrower until the date such amount is repaid to the Agent at (i) in the case of such Borrower the interest rate applicable at the time to the Loans comprising such Borrowing and (ii) in the case of such Lender, the Federal Funds Effective Rate. If such Lender shall repay to the Agent such corresponding amount, such amount shall constitute such Lender's Loan as part of such Borrowing for purposes of this Agreement.

            (d) Notwithstanding any other provision of this Agreement, no Borrower shall be entitled to request any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

            (e) Each Borrower may refinance all or any part of any Borrowing with a Borrowing of the same or a different Type, subject to the conditions and limitations set forth in this Agreement. Any Borrowing or part thereof so refinanced shall be deemed to be repaid or prepaid in accordance with Section
2.04 or 2.10, as applicable, with the proceeds of a new Borrowing, and the proceeds of the new Borrowing, to the extent they do not exceed the principal amount of the Borrowing being refinanced, shall not be paid by the Lenders to the Agent or by the Agent to such Borrower pursuant to paragraph (c) above.

            SECTION 2.03. Notice of Borrowings. The appropriate Borrower shall give the Agent written or telecopy notice (or telephone notice promptly confirmed in writing or by telecopy) (a) in the case of a Eurodollar Borrowing, not later than 10:00 a.m., New York City time, three Business Days before a proposed borrowing, (b) in the case of a CD Borrowing, not later than 10:00 a.m., New York City time, two Business Days before a proposed borrowing and (c) in the case of an ABR Borrowing, not later than 12:00 (noon), New York City time, one Business Day before a proposed borrowing. Such notice shall be irrevocable and shall in each case refer to this Agreement and specify (i) whether the Borrowing then being requested is to be a Eurodollar Borrowing, a CD Borrowing or an ABR Borrowing; (ii) the date of such Borrowing (which shall be a Business Day) and the amount thereof; and (iii) if such Borrowing is to be a Eurodollar Borrowing or CD Borrowing, the Interest Period with respect thereto. If no election as to the Type of Borrowing is specified in any such notice, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period with respect to any Eurodollar Borrowing or CD Borrowing is specified in any such notice, then the Borrower shall be deemed to have selected an Interest Period of one month's duration, in the case of a Eurodollar Borrowing, or 30 days' duration, in the case of a CD Borrowing. If a Borrower shall not have given notice in accordance with this
Section 2.03 of its election to refinance a Borrowing prior to the end of the Interest Period in effect for such Borrowing, then such Borrower shall (unless such Borrowing is repaid at the end of such Interest Period) be deemed to have given notice of an election to refinance such Borrowing with an ABR Borrowing. The Agent shall promptly advise the Lenders of any notice given pursuant to this
Section 2.03 and of each Lender's portion of the requested Borrowing.

            SECTION 2.04. Notes; Repayment of Loans. The Loans made by each Lender to each Borrower shall be evidenced by a Note, duly executed on behalf of such Borrower, dated the Closing Date, in substantially the form attached hereto as Exhibit A, with the blanks appropriately filled, payable to the order of such Lender in a principal amount equal to such Lender's Commitment. The outstanding principal balance of each Loan, as evidenced by such a Note, shall be payable on the last day of the Interest Period applicable to such Loan and on the Maturity Date. Each Note shall bear interest from the date of the first borrowing hereunder on the outstanding principal balance thereof as set forth in Section
2.06. Each Lender shall, and is hereby authorized by the Borrowers to, endorse on the schedule attached to each Note delivered to such Lender (or on a continuation of such schedule attached to such Note and made a part thereof), or otherwise to record in such Lender's internal records, an appropriate notation evidencing the date and amount of each Loan from such Lender, each payment and prepayment of principal of any such Loan, each payment of interest on any such Loan and the other information provided for on such schedule; provided, however, that the failure of any Lender to make such a notation or any error therein shall not affect the obligation of the relevant Borrower to repay the Loans made by such Lender in accordance with the terms of this Agreement and the applicable Notes.

            SECTION 2.05. Fees. (a) The Parent agrees to pay to each Lender, through the Agent, on the last day of

March, June, September and December in each year, and on the date on which the Commitment of such Lender shall be terminated as provided herein, a facility fee (a "Facility Fee") at a rate per annum equal to the Applicable Facility Fee Percentage from time to time in effect on the average daily amount of the Commitment of such Lender, whether used or unused, during the preceding quarter (or shorter period commencing with the date hereof or ending with the Maturity Date or the date on which the Commitment of such Lender shall be terminated). All Facility Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days. The Facility Fee due to each Lender shall commence to accrue on the date of this Agreement and shall cease to accrue on the date on which the Commitment of such Lender shall be terminated as provided herein.

            (b) The Parent agrees to pay to the Agent, for its own account, fees (the "Agent Fees") at the times and in the amounts set forth in the Fee Letter.

            (c) All Fees shall be paid on the dates due, in immediately available funds, to the Agent for distribution, if and as appropriate, among the Lenders. Once paid, none of the Fees shall be refundable under any circumstances.

            SECTION 2.06. Interest on Loans. (a) Subject to the provisions of
Section 2.07, the Loans comprising each ABR Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, when determined by reference to the Prime Rate and over a year of 360 days at all other times) at a rate per annum equal to the Alternate Base Rate.

            (b) Subject to the provisions of Section 2.07, the Loans comprising each CD Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the Adjusted CD Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin.

            (c) Subject to the provisions of Section 2.07, the Loans comprising each Eurodollar Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin.

            (d) Interest on each Loan shall be payable on the Interest Payment Dates applicable to such Loan except as otherwise provided in this Agreement. The applicable Alternate Base Rate, Adjusted CD Rate or Adjusted LIBO Rate for each Interest Period or day within an Interest Period, as the case may be, shall be determined by the Agent, and such determination shall be conclusive absent manifest error.

            SECTION 2.07. Default Interest. If any Borrower shall default in the payment of the principal of or interest on any Loan or any other amount becoming due hereunder, by acceleration or otherwise, such Borrower shall on demand from time to time pay interest, to the extent permitted by law, on such defaulted amount up to (but not including) the date of actual payment (after as well as before judgment) at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to the Alternate Base Rate plus 2%.

            SECTION 2.08. Alternate Rate of Interest. (a) In the event, and on each occasion, that on the day two Business Days prior to the commencement of any Interest Period for a Eurodollar Borrowing the Agent shall have determined that dollar deposits in the principal amounts of the Loans comprising such Borrowing are not generally available in the London interbank market, or that the rates at which such dollar deposits are being offered will not adequately and fairly reflect the cost to any Lender of making or maintaining its Eurodollar Loan during such Interest Period, or that reasonable means do not exist for ascertaining the Adjusted LIBO Rate, the Agent shall, as soon as practicable thereafter, give written or telecopy notice of such determination to the Borrowers and the Lenders. In the event of any such determination, any request by a Borrower for a Eurodollar Borrowing pursuant to Section 2.03 shall, until the Agent shall have advised the Borrowers and the Lenders that the circumstances giving rise to such notice no longer exist, be deemed to be a request for an ABR Borrowing. Each determination by the Agent hereunder shall be conclusive absent manifest error.

            (b) In the event, and on each occasion, that on or before the day on which the Adjusted CD Rate for a CD Borrowing is to be determined the Agent shall have determined that such Adjusted CD Rate cannot be determined for any reason, including the inability of the Agent to obtain sufficient bids in accordance with the terms of the definition of Fixed CD Rate, or the Agent shall determine that the Adjusted CD Rate for such CD Borrowing will not adequately and fairly reflect the cost to any Lender of making or maintaining its CD Loan during such Interest Period, the Agent shall, as soon as practicable thereafter, give written or telecopy notice of such determination to the Borrowers and the Lenders. In the event of any such determination, any request by a Borrower for a CD Borrowing pursuant to Section
2.03 shall, until the Agent shall have advised the Borrowers and the Lenders that the circumstances giving rise to such notice no longer exist, be deemed to be a request for an ABR Borrowing. Each determination by the Agent hereunder shall be conclusive absent manifest error.

            SECTION 2.09. Termination and Reduction of Commitments. (a) The Commitments shall be automatically terminated on the Maturity Date.

            (b) Upon at least 30 days' prior irrevocable written or telecopy notice to the Agent, a Borrower may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Commitments; provided, however, that each partial reduction of the Commitments shall be in an integral multiple of $10,000,000 and in a minimum principal amount of $50,000,000.

            (c) Each reduction in the Commitments hereunder shall be made ratably among the Lenders in accordance with their respective applicable Commitments. The Parent shall pay to the Agent for the account of the Lenders, on the date of each termination or reduction, the Facility Fees on the amount of the Commitments so terminated or reduced accrued through the date of such termination or reduction.

            SECTION 2.10. Prepayment. (a) Each Borrower shall have the right at any time and from time to time to prepay any Borrowing, in whole or in part, upon at least five Business Days' prior written or telecopy notice (or telephone notice promptly confirmed by written or telecopy notice) to the Agent; provided, however, that each partial prepayment shall be in an amount which is an integral multiple of $1,000,000 and not less than $10,000,000.

            (b) On the date of any termination or reduction of the Commitments pursuant to Section 2.09, the Borrowers shall pay or prepay so much of the Borrowings as shall be necessary in order that the aggregate principal amount of the Loans outstanding will not exceed the aggregate

Commitments after giving effect to such termination or reduction.

            (c) Each notice of prepayment shall specify the prepayment date and the principal amount of each Borrowing (or portion thereof) to be prepaid, shall be irrevocable and shall commit the relevant Borrower to prepay such Borrowing by the amount stated therein on the date stated therein. All prepayments under this Section 2.10 shall be subject to Section 2.13 but otherwise without premium or penalty. All prepayments under this Section 2.10 shall be accompanied by accrued interest on the principal amount being prepaid to the date of payment.

            SECTION 2.11. Reserve Requirements; Change in Circumstances. (a) Notwithstanding any other provision herein, if after the date of this Agreement any change in applicable law or regulation or in the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof (whether or not having the force of law) shall change the basis of taxation of payments to any Lender of the principal of or interest on any Eurodollar Loan or CD Loan made by such Lender or any Fees or other amounts payable hereunder (other than changes in respect of taxes imposed on the overall net income of such Lender by the jurisdiction in which such Lender has its principal office or by any political subdivision or taxing authority therein), or shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of or credit extended by such Lender (except any such reserve requirement which is reflected in the Adjusted LIBO Rate or the Adjusted CD
Rate) or shall impose on such Lender or the London interbank market any other condition affecting this Agreement or Eurodollar Loans or CD Loans made by such Lender, and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan or CD Loan or to reduce the amount of any sum received or receivable by such Lender hereunder or under the Notes (whether of principal, interest or otherwise) by an amount deemed by such Lender to be material, then the Parent will pay to such Lender upon demand such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

            (b) If any Lender shall have determined that the applicability of any law, rule, regulation, agreement or guideline adopted pursuant to or arising out of the July 1988 report of the Basle Committee on Banking Regulations and Supervisory Practices entitled "International Convergence of Capital Measurement and Capital Standards", or the adoption after the date hereof of any other law, rule, regulation, agreement or guideline regarding capital adequacy, or any change in any of the foregoing or in the interpretation or administration of any of the foregoing by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or any lending office of such Lender) or any Lender's holding company with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company, if any, as a consequence of this Agreement or the Loans made by such Lender pursuant hereto to a level below that which such Lender or such Lender's holding company could have achieved but for such applicability, adoption, change or compliance (taking into consideration such Lender's policies and the policies of such Lender's holding company with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time the Parent shall pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender's holding company for any such reduction suffered.

            (c) A certificate of each Lender setting forth such amount or amounts as shall be necessary to compensate such Lender or its holding company as specified in paragraph (a) or (b) above, as the case may be, shall be delivered to the Parent and shall be conclusive absent manifest error. The Parent shall pay each Lender the amount shown as due on any such certificate delivered by it within 10 days after its receipt of the same.

            (d) Failure on the part of any Lender to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital with respect to any period shall not constitute a waiver of such Lender's right to demand compensation with respect to such period or any other period. The protection of this Section shall be available to each Lender regardless of any possible contention of the invalidity or inapplicability of the law, rule, regulation, guideline or other change or condition which shall have occurred or been imposed.

            SECTION 2.12. Change in Legality. (a) Notwithstanding any other provision herein, if any change in any law or regulation or in the interpretation thereof by any governmental authority charged with the administration or interpretation thereof shall make it unlawful for any Lender to make or maintain any Eurodollar Loan or to give effect to its obligations as contemplated hereby with respect to any Eurodollar Loan, then, by written notice to the relevant Borrower and to the Agent, such Lender may:

            (i) declare that Eurodollar Loans will not thereafter be made by such Lender hereunder, whereupon any request by a Borrower for a Eurodollar Borrowing shall, as to such Lender only, be deemed a request for an ABR Loan unless such declaration shall be subsequently withdrawn; and

            (ii) require that all outstanding Eurodollar Loans made by it be converted to ABR Loans, in which event all such Eurodollar Loans shall be automatically converted to ABR Loans as of the effective date of such notice as provided in paragraph (b) below (notwithstanding the provisions of Section 2.10).

In the event any Lender shall exercise its rights under (i) or (ii) above, all payments and prepayments of principal which would otherwise have been applied to repay the Eurodollar Loans that would have been made by such Lender or the converted Eurodollar Loans of such Lender shall instead be applied to repay the ABR Loans made by such Lender in lieu of, or resulting from the conversion of, such Eurodollar Loans and the ABR Loans resulting from the conversion of such Eurodollar Loans shall be prepayable only at the times the converted Eurodollar Loans would have been prepayable, notwithstanding the provisions of Section 2.10.

            (b) For purposes of this Section 2.12, a notice to a Borrower by any Lender shall be effective as to each Eurodollar Loan, if lawful, on the last day of the Interest Period currently applicable to such Eurodollar Loan; in all other cases such notice shall be effective on the date of receipt by such Borrower.

            SECTION 2.13. Indemnity. The Borrowers agree, jointly and severally, to indemnify each Lender against any loss or expense which such Lender may sustain or incur as a consequence of (a) any failure by a Borrower to fulfill on the date of any borrowing hereunder the applicable conditions set forth in Article IV, (b) any failure by a Borrower to borrow or to refinance, convert or continue any Loan hereunder after irrevocable notice of such borrowing, refinancing, conversion or continuation has been given pursuant to Section 2.03, (c) any payment, prepayment or conversion of a Eurodollar Loan or CD Loan required by any other provision of this Agreement or otherwise made or deemed made on a date other than the last day of the Interest Period applicable thereto, (d) any default in payment or prepayment of the principal amount of any Loan or any part thereof or interest accrued thereon, as and when due and payable (at the due date thereof, whether by scheduled maturity, acceleration, irrevocable notice of prepayment or otherwise) or (e) the occurrence of any Event of Default, including, in each such case, any loss or reasonable expense sustained or incurred or to be sustained or incurred in liquidating or employing deposits from third parties acquired to effect or maintain such Loan or any part thereof as a Eurodollar Loan or CD Loan. Such loss or reasonable expense shall include an amount equal to the excess, if any, as reasonably determined by such Lender, of (i) its cost of obtaining the funds for the Loan being paid, prepaid, converted or not borrowed, converted or continued (assumed to be the Adjusted LIBO Rate or Adjusted CD Rate applicable thereto) for the period from the date of such payment, prepayment, conversion or failure to borrow, convert or continue to the last day of the Interest Period for such Loan (or, in the case of a failure to borrow, convert or continue, the Interest Period for such Loan which would have commenced on the date of such failure) over (ii) the amount of interest (as reasonably determined by such Lender) that would be realized by such Lender in reemploying the funds so paid, prepaid, converted or not borrowed, converted or continued for such period or Interest Period, as the case may be. A certificate of any Lender setting forth any amount or amounts which such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrowers and shall be conclusive absent manifest error.

            SECTION 2.14. Pro Rata Treatment. Except as required under Section 2.12, each Borrowing, each payment or prepayment of principal of any Borrowing, each payment of interest on the Loans, each payment of the Facility Fees, each reduction of the Commitments and each refinancing of any Borrowing with, conversion of any Borrowing to or continuation of any Borrowing as a Borrowing of any Type shall be allocated pro rata among the Lenders in accordance with their respective Commitments (or, if such Commitments shall have expired or been terminated, in accordance with the respective principal amounts of their outstanding Loans). Each Lender agrees that in computing such Lender's portion of any Borrowing to be made hereunder, the Agent may, in its discretion, round each Lender's percentage of such Borrowing, computed in accordance with Section 2.01, to the next higher or lower whole dollar amount.

            SECTION 2.15. Sharing of Setoffs. Each Lender agrees that if it shall, through the exercise of a right of banker's lien, setoff or counterclaim against either Borrower, or pursuant to a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, obtain payment (voluntary or involuntary) in respect of any Loan or Loans as a result of which the unpaid principal portion of its Loans shall be proportionately less than the unpaid principal portion of the Loans of any other Lender, it shall be deemed simultaneously to have purchased from such other Lender at face value, and shall promptly pay to such other Lender the purchase price for, a participation in the Loans of such other Lender, so that the aggregate unpaid principal amount of the Loans and participations in Loans held by each Lender shall be in the same proportion to the aggregate unpaid principal amount of all Loans then outstanding as the principal amount of its Loans prior to such exercise of banker's lien, setoff or counterclaim or other event was to the principal amount of all Loans outstanding prior to such exercise of banker's lien, setoff or counterclaim or other event; provided, however, that, if any such purchase or purchases or adjustments shall be made pursuant to this Section and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest. Each Borrower expressly consents to the foregoing arrangements and agrees that any Lender holding a participation in a Loan deemed to have been so purchased may exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all moneys owing by such Borrower to such Lender by reason thereof as fully as if such Lender had made a Loan directly to such Borrower in the amount of such participation.

            SECTION 2.16. Payments. (a) Each Borrower shall make each payment (including principal of or interest on any

Borrowing or any Fees or other amounts) hereunder and under any other Loan Document not later than 12:00 (noon), New York City time, on the date when due in dollars, without set-off, counterclaim or any other deduction, to the Agent at its offices at 277 Park Avenue, New York, New York, in immediately available funds.

            (b) Whenever any payment (including principal of or interest on any Borrowing or any Fees or other amounts) hereunder or under any other Loan Document shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or Fees, if applicable.

            SECTION 2.17. Taxes. (a) Any and all payments by the Borrowers hereunder shall be made, in accordance with Section 2.16, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding taxes imposed on the net income of the Agent or any Lender (or any transferee or assignee thereof, including a participation holder (any such entity being called a "Transferee")) and franchise taxes imposed on the Agent or any Lender (or Transferee) by the United States or any jurisdiction under the laws of which the Agent or any such Lender (or Transferee) is organized or any political subdivision thereof (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If a Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to the Lenders (or any Transferee) or the Agent, (i) the sum payable shall be increased by the amount necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.17) such Lender (or Transferee) or the Agent (as the case may be) shall receive an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower shall make such deductions and (iii) such Borrower shall pay the full amount deducted to the relevant taxing authority or other Governmental Authority in accordance with applicable law; provided, however, that no Transferee of any Lender shall be entitled to receive any greater payment under this paragraph (a) than such Lender would have been entitled to receive with respect to the rights assigned, participated or otherwise transferred unless such assignment, participation or transfer shall have been made at a time when the circumstances giving rise to such greater payment did not exist.

            (b) In addition, each Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Document (hereinafter referred to as "Other Taxes").

            (c) Each Borrower will indemnify each Lender (or Transferee) and the Agent for the full amount of Taxes and Other Taxes paid by such Lender (or Transferee) or the Agent, as the case may be, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted by the relevant taxing authority or other Governmental Authority. Such indemnification shall be made within 30 days after the date any Lender (or Transferee) or the Agent, as the case may be, makes written demand therefor. If a Lender (or Transferee) or the Agent shall become aware that it is entitled to receive a refund in respect of Taxes or Other Taxes as to which it has been indemnified by a Borrower pursuant to this Section 2.17, it shall promptly notify such Borrower of the availability of such refund and shall, within 30 days after receipt of a request by such Borrower, apply for such refund at such Borrower's expense. If any Lender (or Transferee) or the Agent receives a refund in respect of any Taxes or Other Taxes as to which it has been indemnified by a Borrower pursuant to this Section 2.17, it shall promptly notify such Borrower of such refund and shall, within 30 days after receipt of a request by such Borrower (or promptly upon receipt, if such Borrower has requested application for such refund pursuant hereto), repay such refund to such Borrower (to the extent of amounts that have been paid by such Borrower under this Section 2.17 with respect to such refund), net of all out-of-pocket expenses of such Lender and without interest; provided that such Borrower, upon the request of such Lender (or Transferee) or the Agent, agrees to return such refund (plus penalties, interest or other charges) to such Lender (or Transferee) or the Agent in the event such Lender (or Transferee) or the Agent is required to repay such refund. Nothing contained in this paragraph (c) shall require any Lender (or Transferee) or the Agent to make available any of its tax returns (or any other information relating to its taxes which it deems to be confidential).

            (d) Within 30 days after the date of any payment of Taxes or Other Taxes withheld by a Borrower in respect of any payment to any Lender (or Transferee) or the Agent, such Borrower will furnish to the Agent, at its address referred to in Section 9.01, the original or a certified copy of a receipt evidencing payment thereof.

            (e) Without prejudice to the survival of any other agreement contained herein, the agreements and obligations contained in this Section 2.17 shall survive the payment in full of the principal of and interest on all Loans made hereunder.

            (f) Upon the written request of a Borrower, each Lender (or Transferee) that is organized under the laws of a jurisdiction outside the United States shall, if legally able to do so, prior to the immediately following due date of any payment by such Borrower hereunder, deliver to such Borrower such certificates, documents or other evidence, as required by the Code or Treasury Regulations issued pursuant thereto, including Internal Revenue Service Form 1001 or Form 4224 and any other certificate or statement of exemption required by Treasury Regulation Section 1.1441-1, 1.1441-4 or 1.1441-6(c) or any subsequent version thereof or successors thereto, properly completed and duly executed by such Lender (or Transferee) establishing that such payment is (i) not subject to United States Federal withholding tax under the Code because such payment is effectively connected with the conduct by such Lender (or Transferee) of a trade or business in the United States or (ii) totally exempt from United States Federal withholding tax, or subject to a reduced rate of such tax under a provision of an applicable tax treaty. Unless a Borrower and the Agent have received forms or other documents satisfactory to them indicating that such payments hereunder or under the Notes are not subject to United States Federal withholding tax or are subject to such tax at a rate reduced by an applicable tax treaty, such Borrower or the Agent shall withhold taxes from such payments at the applicable statutory rate.

            (g) Each Borrower shall not be required to pay any additional amounts to any Lender (or Transferee) in respect of United States Federal withholding tax pursuant to paragraph (a) above if the obligation to pay such additional amounts would not have arisen but for a failure by such

Lender (or Transferee) to comply with the provisions of paragraph (f) above; provided, however, that each Borrower shall be required to pay those amounts to any Lender (or Transferee) that it was required to pay hereunder prior to the failure of such Lender (or Transferee) to comply with the provisions of such paragraph (f).

            (h) Any Lender (or Transferee) claiming any additional amounts payable pursuant to this Section 2.17 shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document requested by a Borrower or to change the jurisdiction of its applicable lending office if the making of such a filing or change would avoid the need for or reduce the amount of any such additional amounts which may thereafter accrue and would not, in the sole determination of such Lender, be otherwise disadvantageous to such Lender (or Transferee) or contrary to its policies.

            SECTION 2.18. Termination or Assignment of Commitments Under Certain Circumstances. In the event that any Lender shall have delivered a notice or certificate pursuant to Section 2.11 or 2.12, or the Borrowers shall be required to make additional payments to any Lender under Section 2.17, the Borrowers shall have the right, at their own expense, upon notice to such Lender and the Agent, (a) to terminate the Commitment of such Lender or (b) to require such Lender to transfer and assign without recourse (in accordance with and subject to the restrictions contained in Section 9.04) all its interests, rights and obligations under this Agreement to another financial institution which shall assume such obligations; provided that (i) no such termination or assignment shall conflict with any law, rule or regulation or order of any Governmental Authority and (ii) the Borrowers or the assignee, as the case may be, shall pay to the affected Lender in immediately available funds on the date of such termination or assignment the principal of and interest accrued to the date of payment on the Loans made by it hereunder and all other amounts accrued for its account or owed to it hereunder.

ARTICLE III. REPRESENTATIONS AND WARRANTIES

            Each Borrower represents and warrants to each of the Lenders that:

            SECTION 3.01. Organization; Powers. Each Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has all requisite power and authority to own its property and assets and to carry on its business as now conducted and is qualified to do business in every jurisdiction where such qualification is required, except where the failure so to qualify would not result in a Material Adverse Effect. Each Borrower has the corporate power and authority to execute, deliver and perform its obligations under each of the Loan Documents.

            SECTION 3.02. Authorization. The execution, delivery and performance by each Borrower of each of the Loan Documents and the borrowings hereunder (collectively, the "Transactions") (a) have been duly authorized by all requisite corporate and, if required, stockholder action and (b) will not (i) violate (A) any provision of law, statute, rule or regulation, or the certificate of incorporation or by-laws of either Borrower, (B) any order of any Governmental Authority or (C) any provision of any indenture, agreement or other instrument to which either is a party or by which either or any of its properties or assets are or may be bound, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under any such indenture, agreement or other instrument referred to in
(b), or (iii) result in the creation or imposition of any Lien upon any property or assets of either.

            SECTION 3.03. Enforceability. This Agreement has been duly executed and delivered by each Borrower and constitutes, and the Notes when executed and delivered by each Borrower will constitute, legal, valid and binding obligations of each Borrower in each case enforceable in accordance with their respective terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting creditors' rights generally and to general principles of equity).

            SECTION 3.04. Governmental Approvals. No action, consent or approval of, registration or any other action by any Governmental Authority is or will be required in connection with the Transactions, except such as have been made or obtained and are in full force and effect.

            SECTION 3.05. Financial Statements. Each Borrower has heretofore furnished to the Lenders its balance sheets and statements of income and changes in financial condition as of and for (a) the fiscal year ended January 29, 1994, audited and certified by Deloitte & Touche, independent public accountants, and
(b) the fiscal quarter and the portion of the fiscal year ended April 30, 1994, certified by its chief financial officer, each prepared on a basis consistent with that of the annual financial statements of such Borrower. Such financial statements present fairly the financial condition and results of operations of such Borrower as of the dates and for the periods indicated. Such balance sheets and the notes thereto disclose all material liabilities, direct or contingent, of such Borrower and its consolidated subsidiaries as of the dates thereof. Such financial statements were prepared in accordance with GAAP applied on a consistent basis.

            SECTION 3.06. No Material Adverse Change. There has been no material adverse change in the businesses, assets, operations, prospects or conditions, financial or otherwise, of the Parent and the Subsidiaries, since January 29, 1994.

            SECTION 3.07. Subsidiaries. Schedule 3.07 sets forth as of the Closing Date a list of all Subsidiaries of the Parent and the percentage ownership interest of each Borrower therein.

            SECTION 3.08. Litigation; Compliance with Laws. (a) Except as set forth in Schedule 3.08, there are not any actions, suits or proceedings at law or in equity or by or before any Governmental Authority now pending or, to the knowledge of either Borrower, threatened against or affecting the Parent or any Subsidiary or any business, assets or rights of any such person (i) which involve any Loan Document or the Transactions or (ii) as to which there is a reasonable possibility of an adverse determination and which, if adversely determined, could, individually or in the aggregate, result in a Material Adverse Effect.

            (b) Neither the Parent nor any of the Subsidiaries is in violation of any law, rule or regulation, or in default with respect to any judgment, writ, injunction or decree of any Governmental Authority, where such violation or default could result in a Material Adverse Effect.

            SECTION 3.09. Agreements. (a) Neither the Parent nor any of the Subsidiaries is a party to any agreement or instrument or subject to any corporate restriction that has resulted, and is not currently aware of any such agreements, instruments or restrictions that could result, in a Material Adverse Effect.

            (b) Neither the Parent nor any of the Subsidiaries is in default in any manner under any provision of any indenture or other agreement or instrument evidencing Indebtedness, or any other material agreement or instrument to which it is a party or by which it or any of its properties or assets are or may be bound, where such default could result in a Material Adverse Effect.

            SECTION 3.10. Federal Reserve Regulations. (a) Neither of the Borrowers is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

            (b) No part of the proceeds of any Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, (i) to purchase or carry Margin Stock or to extend credit to others for the purpose of purchasing or carrying Margin Stock or to refund indebtedness originally incurred for such purpose, or (ii) for any purpose which entails a violation of, or which is inconsistent with, the provisions of the Regulations of the Board, including Regulation G, U or X.

            SECTION 3.11. Investment Company Act; Public Utility Holding Company Act. Neither of the Borrowers is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

            SECTION 3.12. Use of Proceeds. The Borrower will use the proceeds of the Loans only for the purposes specified in the preamble to this Agreement.

            SECTION 3.13. Tax Returns. Each of the Parent and the Subsidiaries has filed or caused to be filed all

Federal, state and local tax returns required to have been filed by it and has paid or caused to be paid all taxes shown to be due and payable on such returns or on any assessments received by it, except taxes or assessments that are being contested in accordance with Section 5.03.

            SECTION 3.14. No Material Misstatements. No information, report, financial statement, exhibit or schedule prepared or furnished by either Borrower to the Agent or any Lender in connection with the negotiation of any Loan Document or included therein contained, contains or will contain any material misstatement of fact or omitted, omits or will omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were, are or will be made, not misleading.

            SECTION 3.15. Employee Benefit Plans. Each of the Parent and its ERISA Affiliates is in compliance in all material respects with the applicable provisions of ERISA and the regulations and published interpretations thereunder. No Reportable Event has occurred with respect to any Plan as to which the Borrower or any ERISA Affiliate was required to file a report with the PBGC, and no material unfunded vested liabilities exist under any Plan. Neither the Parent nor any ERISA Affiliate (other than one considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Code Section 414) has, within the past five years, contributed to, or accrued an obligation to contribute to, any "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA).

            SECTION 3.16. Environmental and Safety Matters. Except as set forth in Schedule 3.16, the Parent and each Subsidiary has complied in all material respects with all Federal, state, local and other statutes, ordinances, orders, judgments, rulings and regulations relating to environmental pollution or to environmental regulation or control or to employee health or safety. Except as set forth in Schedule 3.16, neither the Parent nor any Subsidiary has received notice of any material failure so to comply. Except as set forth in Schedule 3.16, the Parent's and the Subsidiaries' plants do not manage any hazardous wastes, hazardous substances, hazardous materials, toxic substances, toxic pollutants or substances similarly denominated, as those terms or similar terms are used in the Resource Conservation and Recovery Act, the Comprehensive Environmental Response Compensation and Liability Act, the Hazardous Materials Transportation Act, the Toxic Substance

Control Act, the Clean Air Act, the Clean Water Act or any other applicable law relating to environmental pollution or employee health and safety, in violation in any material respect of any law or any regulations promulgated pursuant thereto. Except as set forth in Schedule 3.16, each Borrower is aware of no events, conditions or circumstances involving environmental pollution or contamination or employee health or safety that could reasonably be expected to result in material liability on the part of the Parent or any Subsidiary.

ARTICLE IV. CONDITIONS OF LENDING

            The obligations of the Lenders to make Loans hereunder are subject to the satisfaction of the following conditions:

            SECTION 4.01. All Borrowings. On the date of each Borrowing, including each Borrowing in which Loans are refinanced with new Loans as contemplated by Section 2.02(e):

            (a) The Agent shall have received a notice of such Borrowing as required by Section 2.03.

            (b) The representations and warranties set forth in Article III hereof shall be true and correct in all material respects with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date.

            (c) The Borrowers shall be in compliance with all the terms and provisions set forth herein on their part to be observed or performed, and at the time of and immediately after such Borrowing no Event of Default or Default shall have occurred and be continuing.

Each Borrowing shall be deemed to constitute a representation and warranty by the Borrowers on the date of such Borrowing as to the matters specified in paragraphs (b) and (c) of this Section 4.01.

            SECTION 4.02. First Borrowing. On the Closing Date:

            (a) Each Lender shall have received a duly executed Note complying with the provisions of Section 2.04.

            (b) The Agent shall have received a favorable written opinion of Friday, Eldredge & Clark, counsel for the Borrowers, dated the Closing Date and addressed to the Lenders, to the effect set forth in Exhibit D hereto, and satisfactory to Cravath, Swaine & Moore, counsel for the Agent; the Borrowers hereby instruct such counsel to deliver such opinion to the Agent.

            (c) All legal matters incident to all of the Loan Documents and the Transactions hereunder shall be satisfactory to the Lenders and their counsel and to Cravath, Swaine & Moore, counsel for the Agent.

            (d) The Agent shall have received (i) a copy of the certificate of incorporation, as amended, including all amendments thereto, of each Borrower, certified by the Secretary of State of Delaware, and a certificate as to the good standing of and charter documents filed by each Borrower from such Secretary of State; (ii) a certificate of the Secretary or Assistant Secretary of each Borrower dated the Closing Date and certifying (A) that attached thereto is a true and complete copy of the by-laws of such Borrower as in effect on the date of such certificate and at all times since a date prior to the date of the resolutions described in clause (B) below, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of such Borrower, or appropriate committee thereof, authorizing the Transactions on behalf of such Borrower, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the certificate of incorporation of such Borrower has not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to clause (i) above, and (D) as to the incumbency and specimen signature of each officer of such Borrower executing any Loan Document or any other document delivered in connection herewith on behalf of such Borrower; (iii) a certificate of another officer of each Borrower as to the incumbency and specimen signature of the Secretary or such Assistant Secretary of such Borrower executing the certificate pursuant to (ii) above; and (iv) such other documents as the Lenders or Cravath, Swaine & Moore, counsel for the Agent, may reasonably request.

            (e) The Agent shall have received a certificate, dated the Closing Date and signed by a Financial Officer of the Parent, confirming compliance with the conditions precedent set forth in paragraphs (b) and
      (c) of Section 4.01.

            (f) The Agent shall have received all Fees and other amounts due and payable on or prior to the Closing Date.

            (g) All amounts payable pursuant to the Revolving Credit Agreements dated as of July 14, 1992, among the Parent, DIC, the Agent, and the lenders named therein shall have been paid and the commitments of the lenders thereunder shall have been terminated.

ARTICLE V. AFFIRMATIVE COVENANTS

            The Borrowers covenant and agree with each Lender that so long as this Agreement shall remain in effect or the principal of or interest on any Loan, any Fees or any other expenses or amounts payable under any Loan Document shall be unpaid, unless the Required Lenders shall otherwise consent in writing, the Parent will, and will cause each of the Subsidiaries to:

            SECTION 5.01. Existence; Businesses and Properties. (a) Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, except as otherwise expressly permitted under
Section 6.03.

            (b) At all times do or cause to be done all things necessary to obtain, preserve, renew and keep in full force and effect the rights, licenses, permits, franchises, patents, copyrights, trademarks and trade names material to the conduct of its businesses; maintain and operate such businesses in substantially the manner in which they are presently conducted and operated (subject to changes in the ordinary course of business); comply in all material respects with all laws and regulations applicable to the operation of such business, whether now in effect or hereafter enacted and with all other applicable laws and regulations; take all action which may be required to obtain, preserve, renew and extend all licenses, permits and other authorizations which may be material to the operation of such businesses; and at all times maintain, preserve and protect all property material to the conduct of such businesses and keep such property in good repair, working order and condition and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the businesses carried on in connection therewith may be properly conducted at all times.

            SECTION 5.02. Insurance. Keep its insurable properties adequately insured at all times by financially sound and reputable insurers; maintain such other insurance, to such extent and against such risks, including fire and other risks insured against by extended coverage, as is customary with companies similarly situated and in the same or similar businesses; maintain in full force and effect public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by it; and maintain such other insurance as may be required by law. The Parent and the Subsidiaries may satisfy the foregoing requirements, in whole or in part, through self-insurance programs to the extent consistent with prudent business practices and applicable law.

            SECTION 5.03. Obligations and Taxes. Pay its Indebtedness and other obligations promptly when due in accordance with their terms and pay and discharge promptly when due all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise which, if unpaid, might give rise to a Lien upon such properties or any part thereof; provided, however, that such payment and discharge shall not be required with respect to any such tax, assessment, charge, levy or claim, or to any Indebtedness consisting of payment obligations to vendors or trade creditors, so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings and it shall, to the extent required by GAAP applied on a consistent basis, have set aside on its books adequate reserves with respect thereto.

            SECTION 5.04. Financial Statements, Reports, etc. In the case of the Parent, furnish to the Agent and each Lender:

            (a) within 90 days after the end of each fiscal year, its consolidated and consolidating balance sheets and related statements of income and changes in financial position, showing the financial condition of the Parent and its consolidated subsidiaries as of the close of such fiscal year and the results of its operations and the operations of such subsidiaries during such year, all audited by Deloitte & Touche or other independent public accountants of recognized national standing acceptable to the Required Lenders and accompanied by an opinion of such accountants (which shall not be qualified in any material respect) to the effect that such consolidated financial statements fairly present the financial condition and results of operations of the Parent on a consolidated basis in accordance with GAAP consistently applied;

            (b) within 45 days after the end of each of the first three fiscal quarters of each fiscal year, its consolidated and consolidating balance sheets and related statements of income and changes in financial position, showing the financial condition of the Parent and its consolidated subsidiaries as of the close of such fiscal quarter and the results of its operations and the operations of such subsidiaries during such fiscal quarter and the then elapsed portion of the fiscal year, all certified by one of its Financial Officers as fairly presenting the financial condition and results of operations of the Parent on a consolidated basis in accordance with GAAP applied consistently with those used in preparing the statements delivered pursuant to (a) above;

            (c) concurrently with any delivery of financial statements under (a) or (b) above, a certificate of the accounting firm or Financial Officer opining on or certifying such statements (which certificate, when furnished by an accounting firm, may be limited to accounting matters and disclaim responsibility for legal interpretations) (i) certifying that no Event of Default or Default has occurred or, if such an Event of Default or Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto, (ii) setting forth computations in reasonable detail satisfactory to the Agent demonstrating compliance with the covenants contained herein, if any, and
      (iii) setting forth a receivables aging schedule for the Parent and its consolidated subsidiaries in form and detail reasonably satisfactory to the Agent.

            (d) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by it with the Securities and Exchange Commission, or any governmental authority succeeding to any of or all the functions of said Commission, or with any national securities exchange, or distributed to its shareholders, as the case may be; and

            (e) promptly, from time to time, such other information regarding the operations, business affairs and financial condition of the Parent or any Subsidiary, or compliance with the terms of any Loan Document, as the Agent or any Lender may reasonably request.

            SECTION 5.05. Litigation and Other Notices. Furnish to the Agent and each Lender prompt written notice of the following:

            (a) the issuance by any Governmental Authority of an injunction, order or other restraint prohibiting, or having the effect of prohibiting, the making of the Loans or the initiation of any litigation seeking any such injunction, order or other restraint;

            (b) any Event of Default or Default, specifying the nature and extent thereof and the action (if any) proposed to be taken with respect thereto;

            (c) the filing or commencement of, or any threat or notice of intention to file or commence, any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority, as to which there is a reasonable possibility of an adverse determination and which, if adversely determined, could result in a Material Adverse Effect; and

            (d) any development that has resulted in, or could reasonably be anticipated to result in, a Material Adverse Effect.

            SECTION 5.06. ERISA. (a) Comply in all material respects with the applicable provisions of ERISA and (b) furnish to the Agent and each Lender (i) as soon as possible, and in any event within 30 days after any Responsible Officer of the Parent or any ERISA Affiliate either knows or has reason to know that any Reportable Event has occurred that alone or together with any other Reportable Event could reasonably be expected to result in liability of the Parent to the PBGC in an aggregate amount exceeding $5,000,000, a statement of the Parent's chief financial officer setting forth details as to such Reportable Event and the action proposed to be taken with respect thereto, together with a copy of the notice, if any, of such Reportable Event given to the PBGC, (ii) promptly after receipt thereof, a copy of any notice the Parent or any ERISA Affiliate may receive from the PBGC relating to the intention of the PBGC to terminate any Plan or Plans (other than a Plan maintained by an ERISA Affiliate which is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of
Section 414 of the Code) or to appoint a trustee to administer any Plan or Plans, and (iii) within 10 days after the due date for filing with the PBGC pursuant to Section 412(n) of the Code of a notice of failure to make a required installment or other payment with respect to a Plan, a statement of the Parent's chief financial officer setting forth details as to such failure and the action proposed to be taken with respect thereto, together with a copy of such notice given to the PBGC.

            SECTION 5.07. Maintaining Records; Access to Properties and Inspections. Maintain financial records in accordance with GAAP and, upon reasonable notice, at all reasonable times, permit any authorized representatives designated by the Agent to visit and inspect the authorized properties of the Parent or any Subsidiary, and permit any authorized representatives designated by any Lender to discuss the affairs, finances and condition of the Parent or any Subsidiary with the Parent's chief financial officer and chief accounting officer and such other officers as the Parent shall deem appropriate.

            SECTION 5.08. Use of Proceeds. Use the proceeds of the Loans only for the purposes set forth in the preamble to this Agreement.

ARTICLE VI. NEGATIVE COVENANTS

            The Borrowers covenant and agree with each Lender that, so long as this Agreement shall remain in effect or the principal of or interest on any Loan, any Fees or any other expenses or amounts payable under any Loan Document shall be unpaid, unless the Required Lenders shall otherwise consent in writing, the Parent will not, either directly or indirectly and will not cause or permit any of the Subsidiaries to:

            SECTION 6.01. Liens. Create, incur, assume or permit to exist any Lien on any of its property or assets (including stock or other securities of any person, including any Subsidiary) whether owned at the date hereof or hereafter acquired or assign or convey any rights to or security interests in any future revenues, except:

            (a) Liens incurred and pledges and deposits made in the ordinary course of business in connection with workmen's compensation, unemployment insurance, old-age pensions and other social security laws or regulations;

            (b) Liens securing the performance of bids, tenders, leases, contracts (other than for the repayment of borrowed money), statutory obligations, surety, customs and appeal bonds and other obligations of like nature, incurred as an incident to and in the ordinary course of business;

            (c) Liens imposed by law, such as carriers', warehousemen's, mechanics', materialmen's and vendors' liens, incurred in good faith in the ordinary course of business and securing obligations which are not yet due or which are being contested in compliance with Section 5.03;

            (d) Liens for taxes not yet due or which are being contested in compliance with Section 5.03;

            (e) zoning restriction, easements, licenses, reservations, provisions, covenants, conditions, waivers, restrictions on the use of property or minor irregularities of title (and with respect to leasehold interests, mortgages, obligations, liens and other encumbrances incurred, created, assumed or permitted to exist and arising by, through or under or asserted by a landlord or owner of the leased property, with or without consent of the lessee), none of which materially impairs the use of any parcel of property material to the operation of the business of the Parent or any Subsidiary or the value of such property for the purpose of such business;

            (f) Liens upon any real property acquired, constructed or improved by the Parent or any Subsidiary which are created or incurred contemporaneously with or within 90 days after such acquisition, construction or improvement to secure or provide for the payment of any part of the purchase price of such property or the cost of such construction or improvement (but no other amounts); provided that any such Lien or security interest (other than Liens otherwise allowed pursuant to paragraph (i) of this Section 6.01) shall not apply to any other property of the Parent or any Subsidiary;

            (g) Liens on property existing at the time such property is acquired by the Parent or any Subsidiary; provided, in each case, that such liens were not created in contemplation of the acquisition by the Parent or any Subsidiary of such property;

            (h) Liens existing on the date of this Agreement and disclosed in the financial statements referred to in Section 3.05 or the notes thereto or set forth in Schedule 6.01 hereto;

            (i) Liens on stores or groups of stores securing Indebtedness for borrowed money;

            (j) other Liens on assets other than inventory or accounts receivable created, incurred, assumed or permitted to exist in the ordinary course of its business or customary in its industry; and

            (k) extensions, renewals and replacements of Liens referred to in paragraphs (a) through (j) of this Section 6.01; provided, that any such extension, renewal or replacement Lien shall be limited to the property or assets covered by the Lien extended, renewed or replaced and that the obligations secured by any such extension, renewal or replacement Lien shall be in an amount not greater than the amount of the obligations secured by the Lien extended, renewed or replaced.

            SECTION 6.02. Investments, Loans and Advances. (a) Make or own any Investment in any person or (b) create or become or be liable with respect to any Guarantee, except:

            (i) Permitted Investments;

            (ii) Guarantees pursuant to Article X of this Agreement;

            (iii) Investments in the Subsidiaries, including Investments in securities of Dillard National Bank, a national banking association;

            (iv) Investments in The Higbee Company, a Delaware corporation;

            (v) Investments in the ordinary course of business in joint ventures or limited partnerships formed to develop and operate shopping centers; and

            (vi) additional other Investments in an aggregate principal amount at any time outstanding not to exceed 25% of the consolidated assets of the Parent.

            SECTION 6.03. Mergers, Consolidations, and Sales of Assets. Merge with or into or consolidate or combine with any other person or sell, lease, transfer or assign to any person or otherwise dispose of (whether in one transaction or a series of transactions) all or substantially all its assets (whether now owned or hereafter acquired); provided, however, that (a) any Subsidiary other than DIC may merge with or into or consolidate or combine with or dispose of all or substantially all its assets to the Parent or any other Subsidiary, (b) any Subsidiary other than DIC may merge, consolidate or combine with another corporation if the surviving corporation in such transaction shall be a wholly owned Subsidiary; and (c) if no Default or Event of Default shall have occurred at the time of or immediately after giving effect to such transaction, the Parent or DIC may merge, consolidate or combine with another corporation if (i) the surviving corporation shall be the Parent or DIC, as the case may be, or (ii) the surviving corporation shall assume all obligations and liabilities of the Parent or DIC, as the case may be, under this Agreement pursuant to an agreement in form and substance satisfactory to the Agent.

            SECTION 6.04. Net Worth. Permit at any time the consolidated stockholders' equity of the Parent and its Subsidiaries (calculated in the manner used in preparing the financial statements referred to in Section 5.04) to be less than $1,000,000,000.

ARTICLE VII. EVENTS OF DEFAULT

            In case of the happening of any of the following events ("Events of Default"):

            (a) any representation or warranty made or deemed made in or in connection with any Loan Document or the borrowings hereunder or in any report, certificate, financial statement or other instrument furnished in connection with any Loan Document or the borrowings hereunder, shall prove to have been false or misleading in any material respect when made;

            (b) default shall be made in the payment of any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;

            (c) default shall be made in the payment of any interest on any Loan or any Fee or any other amount (other than an amount referred to in (b) above) due under any Loan Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of 10 calendar days;

            (d) default shall be made in the due observance or performance of any other covenant, condition or agreement to be observed or performed on the part of either Borrower pursuant to the terms of this Agreement and, in the case of any covenant, condition or agreement contained in Article V hereof (other than Section 5.01(a) or 5.05), such default shall continue for a period of fifteen days after written or telecopy notice thereof from the Agent or any Lender to the Borrowers;

            (e) default shall be made with respect to any Indebtedness of the Parent or any Subsidiary if the effect of any such default shall be to accelerate, or to permit the holder or obligee of any Indebtedness (or any trustee on behalf of such holder or obligee) to accelerate (with or without notice or lapse of time or both), the maturity of Indebtedness; or any payment of principal or interest, regardless of amount, on any Indebtedness of the Parent or any Subsidiary shall not be paid when due, whether at maturity, by acceleration or otherwise (after giving effect to any period of grace specified in the instrument evidencing or governing such Indebtedness);

            (f) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of the Parent or any Subsidiary, or of a substantial part of the property or assets of the Parent or a Subsidiary, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal or state bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator or similar official for the Parent or any Subsidiary or for a substantial part of the property or assets of the Parent or a Subsidiary or (iii) the winding-up or liquidation of the Parent or any Subsidiary; and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall continue unstayed and in effect for 30 days;

            (g) the Parent or any Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal or state bankruptcy, insolvency, liquidation or similar law, (ii) consent to the institution of, or fail to contravene in a timely and appropriate manner, any such proceeding or the filing of any such petition, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Parent or any Subsidiary or for a substantial part of the property or assets of the Parent or any Subsidiary, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors,
      (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (vii) take corporate action for the purpose of effecting any of the foregoing;

            (h) a final judgment for the payment of money (which alone, or when aggregated with all other unpaid judgments against it at such time, is for $100,000,000 or more) shall be rendered by a court or other tribunal against the Parent, any Subsidiary or any combination thereof and the same shall remain undischarged and unstayed for a period of 30 days other than any judgment, the validity of which either Borrower is contesting in good faith by appropriate proceedings;

            (i) a Reportable Event or Reportable Events, or a failure to make a required payment (within the meaning of Section 412(n)(1) of the Code), shall have occurred with respect to any Plan or Plans that reasonably could be expected to result in liability of the Parent or any ERISA Affiliate to the PBGC or to a Plan in an aggregate amount exceeding $100,000,000 and, within 30 days after the reporting of any such Reportable Event to the Agent or after the receipt by the Agent of the statement required pursuant to Section 5.06(b)(iii), the Agent shall have notified the Borrowers in writing that (i) the Required Lenders have made a determination that, on the basis of such Reportable Event or Reportable Events or the failure to make a required payment, there are reasonable grounds (A) for the termination of such Plan or Plans by the PBGC, (B) for the appointment by the appropriate United States District Court of a trustee to administer such Plan or Plans or (C) for the imposition of a lien in favor of a Plan and (ii) as a result thereof an Event of Default exists hereunder; or a trustee shall be appointed by a United States District Court to administer any such Plan or Plans; or the PBGC shall institute proceedings to terminate any Plan or Plans with vested unfunded liabilities aggregating in excess of $100,000,000; or

            (j) there shall have occurred a Change in Control;

then, and in any such event (other than an event with respect to either Borrower described in paragraph (f) or (g) above), and at any time thereafter during the continuance of such event, the Agent, with the consent of the Required Lenders may and, at the request of the Required Lenders shall, by written, telecopy, or telephone (promptly confirmed in writing or by telecopy) notice to the
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                                                                              48


Borrowers, take either or both of the following actions, at the same or different times: (i) terminate forthwith the Commitments of the Lenders hereunder and (ii) declare the Notes then outstanding to be forthwith due and payable, whereupon the principal of the Notes, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrowers accrued hereunder, shall become forthwith due and payable both as to principal and interest, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrowers, anything contained herein or in any other Loan Document to the contrary notwithstanding; and in any event with respect to either Borrower described in paragraph (f) or
(g) above, the Commitments of the Lenders shall automatically terminate and the Notes shall automatically become due and payable, both as to principal and interest, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding.

ARTICLE VIII. THE AGENT

            In order to expedite the transactions contemplated by this Agreement, Chemical Bank is hereby appointed to act as Agent on behalf of the Lenders. Each of the Lenders, and each subsequent holder of any Note by its acceptance thereof, hereby irrevocably authorizes the Agent to take such actions on behalf of such Lender or holder and to exercise such powers as are specifically delegated to the Agent by the terms and provisions hereof and of the other Loan Documents, together with such actions and powers as are reasonably incidental thereto. The Agent is hereby expressly authorized by the Lenders, without hereby limiting any implied authority, (a) to receive on behalf of the Lenders all payments of principal of and interest on the Loans and all other amounts due to the Lenders hereunder, and promptly to distribute to each Lender its proper share of each payment so received; (b) to give notice on behalf of each of the Lenders to the Borrowers of any Event of Default specified in this Agreement of which the Agent has actual knowledge acquired in connection with its agency hereunder; (c) to distribute to each Lender copies of all notices, financial statements and other materials delivered by the Borrowers pursuant to this Agreement as received by the Agent; and (d) to distribute to the Borrowers any and all requests, demands and approvals received by the Agent from the Banks.

            Neither the Agent nor any of its directors, officers, employees or agents shall be liable as such for any action taken or omitted by any of them except for its or his own gross negligence or wilful misconduct, or be responsible for any statement, warranty or representation herein or the contents of any document delivered in connection herewith, or be required to ascertain or to make any inquiry concerning the performance or observance by the Borrowers of any of the terms, conditions, covenants or agreements contained in any Loan Document. Except for its own due execution or delivery thereof, as the case may be, the Agent shall not be responsible to the Lenders or the holders of the Notes for the due execution, genuineness, validity, enforceability or effectiveness of this Agreement, the Notes or any other Loan Documents or other instruments or agreements. The Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof until it shall have received from the payee of such Note notice, given as provided herein, of the transfer thereof in compliance with Section 9.04. The Agent shall in all cases be fully protected in acting, or refraining from acting, in accordance with written instructions signed by the Required Lenders and, except as otherwise specifically provided herein, such instructions and any action or inaction pursuant thereto shall be binding on all the Lenders and each subsequent holder of any Note. The Agent shall, in the absence of knowledge to the contrary, be entitled to rely on any instrument or document believed by it in good faith to be genuine and correct and to have been signed or sent by the proper person or persons. Neither the Agent nor any of its directors, officers, employees or agents shall have any responsibility to a Borrower on account of the failure of or delay in performance or breach by any Lender of any of its obligations hereunder or to any Lender on account of the failure of or delay in performance or breach by any other Lender or a Borrower of any of their respective obligations hereunder or under any other Loan Document or in connection herewith or therewith. The Agent may execute any and all duties hereunder by or through agents or employees and shall be entitled to rely upon the advice of legal counsel selected by it with respect to all matters arising hereunder and shall not be liable for any action taken or suffered in good faith by it in accordance with the advice of such counsel.

            The Lenders hereby acknowledge that the Agent shall be under no duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement unless it shall be requested in writing to do so by the Required Lenders.

            Subject to the appointment and acceptance of a successor Agent as provided below, the Agent may resign at any time by notifying the Lenders and the Borrowers. Upon any such resignation, the Required Lenders shall have the right to appoint a successor, which shall be reasonably satisfactory to the Borrowers. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent which shall be a bank having a combined capital and surplus of at least $500,000,000 and an office in any city in which a Federal Reserve Bank is located, or an Affiliate of any such bank. Upon the acceptance of any appointment as Agent hereunder by a successor bank, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent and the retiring Agent shall be discharged from its duties and obligations hereunder. After the Agent's resignation hereunder, the provisions of this Article and Section 9.05 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

            With respect to the Loans made by it hereunder and the Notes issued to it, the Agent in its individual capacity and not as Agent shall have the same rights and powers as any other Lender and may exercise the same as though it were not the Agent, and the Agent and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Parent or any Subsidiary or other Affiliate thereof as if it were not the Agent.

            Each Lender recognizes that applicable laws, rules, regulations or guidelines of Governmental Authorities may require the Agent to determine whether the transactions contemplated hereby should be classified as "highly leveraged" or assigned any similar or successor classification, and that such determination may be binding upon the other Lenders. Each Lender understands that any such determination shall be made solely by the Agent based upon such factors (which may include the Agent's internal policies and prevailing market practices) as the Agent shall deem relevant and agrees that the Agent shall have no liability for the consequences of any such determination.

            Each Lender agrees (i) to reimburse the Agent, on demand, in the amount of its pro rata share (based on its Commitment hereunder) of any expenses incurred for the benefit of the Lenders by the Agent, including counsel fees and compensation of agents and employees paid for services rendered on behalf of the Lenders, which shall not have been reimbursed by either Borrower and (ii) to indemnify and hold harmless the Agent and any of its directors, officers, employees or agents, on demand, in the amount of such pro rata share, from and against any and all liabilities, taxes, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against it in its capacity as the Agent or any of them in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted by it or any of them under this Agreement or any other Loan Document, to the extent the same shall not have been reimbursed by either Borrower; provided that no Lender shall be liable to the Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or wilful misconduct of the Agent or any of its directors, officers, employees or agents.

            Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement or any other Loan Document, any related agreement or any document furnished hereunder or thereunder.

ARTICLE IX. MISCELLANEOUS

            SECTION 9.01. Notices. Notices and other communications provided for herein shall be in writing and shall be delivered, mailed or sent by graphic scanning or other telegraphic communications equipment of the sending party, as follows:

            (a) if to either of the Borrowers, to it at 1600 Cantrell Road, Little Rock, Arkansas 72207, Attention of Mr. James I. Freeman, Vice President and Chief Financial Officer (telecopy No. 501-376-5917), with copy to Mr. James E. Darr, Jr., Vice President and General Counsel (telecopy No. 501-376-5031); and

            (b) if to the Agent or to any Lender, to it at its address or telecopy number set forth in Schedule 2.01 hereof or in the Assignment and Acceptance pursuant to which such Lender shall have become a party hereto.

All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or upon receipt of by any telex, telecopy or other telegraphic communications equipment, or on the date three days after dispatch by certified or registered mail, postage prepaid, return receipt requested, if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section
9.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 9.01.

            SECTION 9.02. Survival of Agreement. All covenants, agreements, representations and warranties made by the Borrowers herein and in the certificates or other instruments prepared or delivered in connection with this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and shall survive the making by the Lenders of the Loans, and the execution and delivery to the Lenders of the Notes evidencing such Loans, and shall continue in full force and effect as long as the principal of or any accrued interest on any Note or any Fee or any other fee or amount payable under this Agreement or any other Loan Document is outstanding and unpaid and so long as the Commitments have not been terminated.

            SECTION 9.03. Binding Effect. This Agreement shall become effective when it shall have been executed by each of the Borrowers and the Agent and when the Agent shall have received copies hereof which, when taken together, bear the signatures of each Lender, and thereafter shall be binding upon and inure to the benefit of the Borrowers, the Agent and each Lender and their respective successors and assigns, except that neither of the Borrowers shall have the right to assign its rights hereunder or any interest herein without the prior written consent of all the Lenders.

            SECTION 9.04. Successors and Assigns. (a) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Borrowers, the Agent or the Lenders that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

            (b) Each Lender may assign to one or more assignees all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it and the Notes held by it); provided, however, that (i) except in the case of an assignment to a Lender or an Affiliate of such Lender, the Parent and the Agent must give their prior written consent to such assignment (which consent shall not be unreasonably withheld), (ii) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Lender's rights and obligations under this Agreement, (iii) the amount of the Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Agent) shall not be less than $5,000,000, (iv) the parties to each such assignment shall execute and deliver to the Agent an Assignment and Acceptance, together with the Note or Notes subject to such assignment and a processing and recordation fee of $2,500 and (v) the assignee, if it shall not be a Lender, shall deliver to the Agent an Administrative Questionnaire. Upon such execution, delivery, acceptance and recording pursuant to paragraph (e) of this Section 9.04, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five Business Days after the execution thereof, (A) the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement and (B) the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.11, 2.13, 2.17 and 9.05, as well as to any Fees accrued for its account and not yet paid).

            (c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows:
(i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that its Commitment, and the outstanding balances of its Loans, in each case without giving effect to assignments thereof which have not become effective, are as set forth in such Assignment and Acceptance, (ii) except as set forth in (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto, or the financial condition of the Parent or any Subsidiary or the performance or observance by the Parent or any Subsidiary of any of its obligations under this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto; (iii) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance; (iv) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.04 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (v) such assignee will independently and without reliance upon the Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (vi) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

            (d) The Agent shall maintain at one of its principal offices a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive in the absence of manifest error and the Borrowers, the Agent and the Lenders may treat each person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrowers and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

            (e) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee together with the Note or Notes subject to such assignment, an Administrative Questionnaire completed in respect of the assignee (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) above and, if required, the written consent of the Parent and the Agent to such assignment, the Agent shall (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Lenders. Within five Business Days after receipt of notice, each Borrower, at its own expense, shall execute and deliver to the Agent, in exchange for the surrendered Note or Notes, a new Note or Notes to the order of such assignee in a principal amount equal to the applicable Commitment assumed by it pursuant to such Assignment and Acceptance and, if the assigning Lender has retained a Commitment, a new Note to the order of such assigning Lender in a principal amount equal to the applicable Commitment retained by it. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note; such new Notes shall be dated the date of the surrendered Notes which they replace and shall otherwise be in substantially the form of Exhibit A hereto, as appropriate. Canceled Notes shall be returned to the Borrowers.

            (f) Each Lender may without the consent of the Borrowers or the Agent sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it and the Notes held by it); provided, however, that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participating banks or other entities shall be entitled to the benefit of the cost protection provisions contained in Sections 2.11, 2.13 and 2.17 to the same extent as if they were Lenders and (iv) the Borrowers, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of the Borrowers relating to the Loans and to approve any amendment, modification or waiver of any provision of this Agreement (other than amendments, modifications or waivers decreasing any Fees payable hereunder or the amount of principal of or the rate at which interest is payable on the Loans, extending any scheduled principal payment date or date fixed for the payment of interest on the Loans or changing or extending the Commitments).

            (g) Any Lender or participant may, in connection with any assignment or participation or proposed assignment or participation pursuant to this
Section 9.04, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrowers furnished to such Lender by or on behalf of either Borrower; provided that, prior to any such disclosure of information designated by a Borrower as confidential, each such assignee or participant or proposed assignee or participant shall execute an agreement whereby such assignee or participant shall agree (subject to customary exceptions) to preserve the confidentiality of such confidential information.

            (h) Any Lender may at any time assign all or any portion of its rights under this Agreement and the Notes issued to it to a Federal Reserve Bank; provided that no such assignment shall release a Lender from any of its obligations hereunder.

            (i) Neither Borrower shall assign or delegate any of its rights or duties hereunder.

            SECTION 9.05. Expenses; Indemnity. (a) The Parent agrees to pay all reasonable out-of-pocket expenses incurred by the Agent in connection with the preparation of this Agreement and the other Loan Documents or in connection with any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions hereby contemplated shall be consummated) or incurred by the Agent or any Lender in connection with the enforcement or protection of their rights in connection with this Agreement and the other Loan Documents or in connection with the Loans made or the Notes issued hereunder, including the reasonable fees, charges and disbursements of Cravath, Swaine & Moore, counsel for the Agent, and, in connection with any such enforcement or protection, the fees, charges and disbursements of any other counsel for the Agent or any Lender. The Parent further agrees that it shall indemnify the Lenders from and hold them harmless against any documentary taxes, assessments or charges made by any Governmental Authority by reason of the execution and delivery of this Agreement or any of the other Loan Documents.

            (b) The Parent agrees to indemnify the Agent, each Lender and each of their respective directors, officers, employees and agents (each such person being called an "Indemnitee") against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees, charges and disbursements, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of this Agreement or any other Loan Document or any agreement or instrument contemplated thereby, the performance by the parties thereto of their respective obligations thereunder or the consummation of the Transactions and the other transactions contemplated thereby, (ii) the use of the proceeds of the Loans or (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from
(A) any unexcused breach by such Lender of any of its obligations under this Agreement or (B) the gross negligence or wilful misconduct of such Indemnitee.

            (c) The provisions of this Section 9.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Agent or any Lender. All amounts due under this Section 9.05 shall be payable on written demand therefor.

            SECTION 9.06. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the relevant Borrower against any of and all the obligations of such Borrower now or hereafter existing under this Agreement and other Loan Documents held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or such other Loan Document and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

            SECTION 9.07. Applicable Law. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

            SECTION 9.08. Waivers; Amendment. (a) No failure or delay of the Agent or any Lender in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Agent and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies which they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrowers therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on either Borrower in any case shall entitle such Borrower to any other or further notice or demand in similar or other circumstances.

            (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrowers and the Required Lenders; provided, however, that no such agreement shall (i) decrease the principal amount of, or extend the maturity of or any scheduled principal payment date or date for the payment of any interest on any Loan, or waive or excuse any such payment or any part thereof, or decrease the rate of interest on any Loan, without the prior written consent of each holder of a Note affected thereby, (ii) change or extend the Commitment or decrease the Facility Fees of any Lender without the prior written consent of such Lender, or (iii) amend or modify the provisions of Section 2.14, the provisions of this Section or the definition of "Required Lenders", without the prior written consent of each Lender; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Agent hereunder without the prior written consent of the Agent. Each Lender and each holder of a Note shall be bound by any waiver, amendment or modification authorized by this Section regardless of whether its Note shall have been marked to make reference thereto, and any consent by any Lender or holder of a Note pursuant to this Section shall bind any person subsequently acquiring a Note from it, whether or not such Note shall have been so marked.

            SECTION 9.09. Interest Rate Limitation. Notwithstanding anything herein or in the Notes to the contrary, if at any time the applicable interest rate, together with all fees and charges which are treated as interest under applicable law (collectively the "Charges"), as provided for herein or in any other document executed in connection herewith, or otherwise contracted for, charged, received, taken or reserved by any Lender, shall exceed the maximum lawful rate (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by such Lender in accordance with applicable law, the rate of interest payable under the Note held by such Lender, together with all Charges payable to such Lender, shall be limited to the Maximum Rate.

            SECTION 9.10. Entire Agreement. This Agreement and the other Loan Documents constitute the entire contract between the parties relative to the subject matter hereof.

Any previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement and the other Loan Documents. Nothing in this Agreement or in the other Loan Documents, expressed or implied, is intended to confer upon any party other than the parties hereto and thereto any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.

            SECTION 9.11. Waiver of Jury Trial. Each party hereto hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any litigation directly or indirectly arising out of, under or in connection with this Agreement or any of the other Loan Documents. Each party hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement and the other Loan Documents, as applicable, by, among other things, the mutual waivers and certifications in this Section 9.11.

            SECTION 9.12. Severability. In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

            SECTION 9.13. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract, and shall become effective as provided in Section 9.03.

            SECTION 9.14. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

            SECTION 9.15. Jurisdiction; Consent to Service of Process. (a) Each Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any Lender may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against the Borrower or its properties in the courts of any jurisdiction.

            (b) Each Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this agreement or the other Loan Documents in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

            (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

ARTICLE X. GUARANTEES

            To induce the Lenders to make the Loans, each Borrower hereby unconditionally guarantees, as a primary obligor and not merely as a surety, the due and punctual payment and performance, when and as due, whether at maturity, by acceleration, by notice of prepayment or otherwise of the Guaranteed Obligations. Each Borrower further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from it, and that it will remain bound upon its guarantee notwithstanding any extension or renewal of any Guaranteed Obligation.

            Each Borrower waives presentment to, demand of payment from and protest to the other Borrower of any of the Guaranteed Obligations, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment. The obligations of each Borrower under this Article X shall not be affected by (a) the failure of any Lender to assert any claim or demand or to enforce any right or remedy against the other Borrower under the provisions of this Agreement, any Loan Document or otherwise; (b) any rescission, waiver, amendment or modification of any of the terms or provisions of this Agreement; or (c) the failure of any Lender to exercise any right or remedy against any other guarantor of the Guaranteed Obligations.

            Each Borrower further agrees that its guarantee constitutes a guarantee of payment when due and not of collection, and waives any right to require that any resort be had by any Lender to any security held for payment of the Guaranteed Obligations or to any balance of any deposit account or credit on the books of such Lender in favor of the other Borrower or any other person.

            The obligations of each Borrower under this Article X shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Borrower under this
Article X shall not be discharged or impaired or otherwise affected by the failure of any Lender to assert any claim or demand or to enforce any remedy under this Agreement, any Loan Document, any guarantee or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, wilful or otherwise, in the performance of the Guaranteed Obligations, or by any other act or omission which may or might in any manner or to any extent vary the risk of such Borrower or otherwise operate as a discharge of such Borrower as a matter of law or equity.

further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from it, and that it will remain bound upon its guarantee notwithstanding any extension or renewal of any Guaranteed Obligation.

            Each Borrower waives presentment to, demand of payment from and protest to the other Borrower of any of the Guaranteed Obligations, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment. The obligations of each Borrower under this Article X shall not be affected by (a) the failure of any Lender to assert any claim or demand or to enforce any right or remedy against the other Borrower under the provisions of this Agreement, any Loan Document or otherwise; (b) any rescission, waiver, amendment or modification of any of the terms or provisions of this Agreement; or (c) the failure of any Lender to exercise any right or remedy against any other guarantor of the Guaranteed Obligations.

            Each Borrower further agrees that its guarantee constitutes a guarantee of payment when due and not of collection, and waives any right to require that any resort be had by any Lender to any security held for payment of the Guaranteed Obligations or to any balance of any deposit account or credit on the books of such Lender in favor of the other Borrower or any other person.

            The obligations of each Borrower under this Article X shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Borrower under this
Article X shall not be discharged or impaired or otherwise affected by the failure of any Lender to assert any claim or demand or to enforce any remedy under this Agreement, any Loan Document, any guarantee or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, wilful or otherwise, in the performance of the Guaranteed Obligations, or by any other act or omission which may or might in any manner or to any extent vary the risk of such Borrower or otherwise operate as a discharge of such Borrower as a matter of law or equity.

            Each Borrower further agrees that its guarantee shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Guaranteed Obligation (including any payment pursuant to this Guarantee) is rescinded or must otherwise be restored by any Lender upon the bankruptcy or reorganization of the other Borrower or otherwise.

            Upon payment by a Borrower of any sums to a Lender as provided above, all rights of such Borrower against the other Borrower arising as a result thereof by way of right of subrogation or otherwise shall in all respects be subordinated and junior in right of payment to the prior indefeasible payment in full of all the Guaranteed Obligations to the Lenders; provided, however, that to the extent any right of subrogation that a Borrower might have pursuant to this Agreement or otherwise would constitute such Borrower a "creditor" of the other Borrower within the meaning of Section 547 of Title 11 of the United States Code as now in effect or hereafter amended, or any comparable provision of any successor statute, such Borrower hereby irrevocably waives such right of subrogation.

            IN WITNESS WHEREOF, the Borrowers, the Agent and the Lenders have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                    DILLARD DEPARTMENT STORES, INC.,

                                      by
                                          James I. Freeman
                                          --------------------------------------
                                          Name:  James I. Freeman
                                          Title: Vice President

                                    DILLARD INVESTMENT CO., INC.,

                                      by
                                          James I. Freeman
                                          --------------------------------------
                                          Name:  James I. Freeman
                                          Title: Vice President

                                    CHEMICAL BANK, individually
                                    and as agent,

                                      by
                                          Meredith L. Vanden Handel
                                          --------------------------------------
                                          Name:  Meredith L. Vanden Handel
                                          Title: Vice President

                                    ABN AMRO BANK N.V.,

                                      by
                                          David P. Orr
                                          --------------------------------------
                                          Name:  David P. Orr
                                          Title: Vice President

                                      by
                                          M.A. Tribolet
                                          --------------------------------------
                                          Name:  M.A. Tribolet
                                          Title: Vice President

                                    BANK IV KANSAS, N.A.,

                                      by
                                          Lloyd A. Jones
                                          --------------------------------------
                                          Name:  Lloyd A. Jones
                                          Title: Senior Vice President

                                    THE BANK OF TOKYO TRUST COMPANY,

                                      by
                                          Victor F. Bulzacchelli
                                          --------------------------------------
                                          Name:  Victor F. Bulzacchelli
                                          Title: Vice President & Manager

                                    BOATMEN'S FIRST NATIONAL BANK OF
                                    OKLAHOMA,

                                      by
                                          Hilarie H. Dean
                                          --------------------------------------
                                          Name:  Hilarie H. Dean
                                          Title: Vice President

                                    THE BOATMEN'S NATIONAL BANK OF ST.
                                    LOUIS,

                                      by
                                          Timothy R. Conway
                                          --------------------------------------
                                          Name:  Timothy R. Conway
                                          Title: Vice-President

                                    CITIZENS BANK OF JONESBORO,

                                      by
                                          Glenda Frangenberg
                                          --------------------------------------
                                          Name:  Glenda Frangenberg
                                          Title: Vice President

                                    CONTINENTAL BANK,

                                      by
                                          Mary Jo Hoch
                                          --------------------------------------
                                          Name:  Mary Jo Hoch
                                          Title: Vice President

                                    CREDIT LYONNAIS NEW YORK BRANCH,

                                      by
                                          R. Ivosevich
                                          --------------------------------------
                                          Name:  Robert Ivosevich
                                          Title: Senior Vice President

                                    CREDIT SUISSE,

                                      by
                                          William P. Murray
                                          --------------------------------------
                                          Name:  William P. Murray
                                          Title: Member of Senior Management

                                      by
                                          K.R. Kristinsson
                                          --------------------------------------
                                          Name:  Kristinn R. Kristinsson
                                          Title: Associate

                                    FIRST AMERICAN NATIONAL BANK,

                                      by
                                          David C. May
                                          --------------------------------------
                                          Name:  David C. May
                                          Title: Senior Vice President

                                    FIRST COMMERCIAL BANK, N.A.,

                                      by
                                          Wm. D. Oury
                                          --------------------------------------
                                          Name:  William D. Oury
                                          Title: Vice President

                                    FIRST INTERSTATE BANK OF TEXAS,
                                    N.A.,

                                      by
                                          Connor J. Duffey
                                          --------------------------------------
                                          Name:  Connor J. Duffey
                                          Title: Vice President

                                    THE FIRST NATIONAL BANK OF BOSTON,

                                      by
                                          Bethann R. Halligan
                                          --------------------------------------
                                          Name:  Bethann R. Halligan
                                          Title: Director

                                    FIRST NATIONAL BANK OF COMMERCE,

                                      by
                                          Howard Blank
                                          --------------------------------------
                                          Name:  Howard Blank
                                          Title: Vice President

                                    THE FROST NATIONAL BANK,

                                      by
                                          Beth Weakley
                                          --------------------------------------
                                          Name:  Beth Weakley
                                          Title: Senior Vice President

                                    THE FUJI BANK, LIMITED,

                                      by
                                          David Kelley
                                          --------------------------------------
                                          Name:  David Kelley
                                          Title: Vice President & Senior Manager

                                    NATIONSBANK OF TEXAS, N.A.,

                                      by
                                          Steven A. Deily
                                          --------------------------------------
                                          Name:  Steven A. Deily
                                          Title: Senior Vice President

                                    NBD BANK, N.A.,

                                      by
                                          L E Schuster
                                          --------------------------------------
                                          Name:  Larry E. Schuster
                                          Title: Vice President

                                    PREMIER BANK, N.A.,

                                      by
                                          L J Holland
                                          --------------------------------------
                                          Name:  L. J. Holland
                                          Title: Vice President

                                    ROYAL BANK OF CANADA,

                                      by
                                          Tom J. Oberaigner
                                          --------------------------------------
                                          Name:  Tom J. Oberaigner
                                          Title: Manager

                                    THE SANWA BANK, LIMITED,

                                      by
                                          Robert S. Smith
                                          --------------------------------------
                                          Name:  Robert S. Smith
                                          Title: Assistant Vice President

                                    SOCIETE GENERALE,

                                      by
                                          Louis P. Laville, III
                                          --------------------------------------
                                          Name:  Louis P. Laville, III
                                          Title: Vice President

                                    SUN BANK, NATIONAL ASSOCIATION,

                                      by
                                          J. Carol Doyle
                                          --------------------------------------
                                          Name:  J. Carol Doyle
                                          Title: First Vice President

                                    WORTHEN,

                                      by
                                          Robert E. Rogers
                                          --------------------------------------
                                          Name:  Robert E. Rogers
                                          Title: Vice President

                                                                       EXHIBIT A


                             [                     ]*

                                      NOTE

$[Amount of Lender's Commitment]                              New York, New York
                                                                       , 19


            FOR VALUE RECEIVED, the undersigned, [                 ]*, a
Delaware corporation (the "Borrower"), hereby promises to pay to the order of
                    (the "Lender"), at the office of Chemical Bank (the "Agent"), at 270 Park Avenue, New York, New York 10017, (i) on the last day of each Interest Period, as defined in the $500,000,000 Revolving Credit Facility Agreement dated as of July 13, 1994 (the "Credit Agreement"), among the
Borrower, [             , Inc.,]** the Lenders named therein and the Agent, the
aggregate unpaid principal amount of all Loans (as defined in the Credit Agreement) made to the Borrower by the Lender pursuant to the Credit Agreement to which such Interest Period applies and (ii) on the Maturity Date (as defined in the Credit Agreement) the lesser of the principal sum of [amount of Lender's
Commitment] Dollars ($             ) and the aggregate unpaid principal amount
of all Loans made to the Borrower by the Lender pursuant to the Credit Agreement, in lawful money of the United States of America in immediately available funds, and to pay interest from the date hereof on the principal amount hereof from time to time outstanding, in like funds, at said office, at the rate or rates per annum and payable on the dates provided in the Credit Agreement.


--------------------
      1/ The bracketed language is for use in the 364 day facility.

      * Insert "DILLARD DEPARTMENT STORES, INC." or "DILLARD INVESTMENT CO.,
INC."

      ** If Dillard Department Stores, Inc., is the Borrower as set forth above, insert "Dillard Investment Co." If Dillard Investment Co., Inc., is the Borrower as set forth above, insert "Dillard Department Stores".

The Borrower promises to pay interest, on demand, on any overdue principal and, to the extent permitted by law, overdue interest from their due dates at the rate or rates provided in the Credit Agreement.

            The Borrower hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever. The nonexercise by the holder of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

            All borrowings evidenced by this Note and all payments and prepayments of the principal hereof and interest hereon and the respective dates and maturity dates thereof shall be endorsed by the holder hereof on the schedule attached hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof, or otherwise recorded by such holder in its internal records; provided, however, that the failure of the holder hereof to make such a notation or any error in such a notation shall not affect the obligations of the Borrower under this Note.

            This Note is one of the Notes referred to in the Credit Agreement, which, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for optional and mandatory prepayment of the principal hereof prior to the maturity hereof and for the amendment or waiver of certain provisions of the Credit Agreement, all upon the terms and conditions therein specified. This Note shall be construed in accordance with and governed by the laws of the State of New York and any applicable laws of the United States of America.


                                          [                    ]*,

                                          by

                                                --------------------------------
                                                Name:
                                                Title:


-------------------
      * Insert "DILLARD DEPARTMENT STORES, INC." or "DILLARD INVESTMENT CO.,
INC."



                                                            Unpaid      Name of
          Amount                        Payments           Principal     Person
         and Type    Maturity     ---------------------     Balance      Making
Date     of Loan       Date       Principal    Interest     of Note     Notation
--------------------------------------------------------------------------------




                                                                       EXHIBIT B


                            ASSIGNMENT AND ACCEPTANCE

            Reference is made to the $500,000,000 Revolving Credit Facility Agreement dated as of July 13, 1994 (the "Credit Agreement"), among Dillard Department Stores, Inc., a Delaware corporation (the "Parent"), Dillard Investment Co., Inc., a Delaware corporation ("DIC", and together with the Parent, the "Borrowers"), the lenders listed in Schedule 2.01 thereof (the "Lenders") and Chemical Bank, as agent for the Lenders (in such capacity, the "Agent"). Terms defined in the Credit Agreement are used herein with the same meanings.

            1. The Assignor hereby sells and assigns, without recourse, to the Assignee, and the Assignee hereby purchases and assumes, without recourse, from the Assignor, effective as of the Effective Date set forth on the reverse hereof, the interests set forth on the reverse hereof (the "Assigned Interest") in the Assignor's rights and obligations under the Credit Agreement, including, without limitation, the Commitment of the Assignor on the Effective Date and the Loans owing to the Assignor which are outstanding on the Effective Date, together with unpaid interest accrued on the assigned Loans to the Effective Date and the amount, if any, set forth on the reverse hereof of the Fees accrued to the Effective Date for the account of the Assignor. Each of the Assignor and the Assignee hereby makes and agrees to be bound by all the representations, warranties and agreements set forth in Section 9.04(c) of the Credit Agreement, a copy of which has been received by each such party. From and after the Effective Date (i) the Assignee shall be a party to and be bound by the provisions of the Credit Agreement and, to the extent of the interests assigned by this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and under the Loan Documents and (ii) the Assignor shall, to the extent of the interests assigned by this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

            2. This Assignment and Acceptance is being delivered to the Agent together with (i) the Notes evidencing the Loans included in the Assigned Interest, (ii) if the Assignee is organized under the laws of a jurisdiction outside the United States, the forms specified in Section 2.17(f) of the Credit Agreement, duly completed and executed by such Assignee, (iii) if the Assignee is not already a Lender under the Credit Agreement, an Administrative Questionnaire in the form of Exhibit C to the Credit Agreement and (iv) a processing and recordation fee of $2,500.

            3. This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of New York.

Date of Assignment:

Legal Name of Assignor:

Legal Name of Assignee:

Assignee's Address for Notices:

Effective Date of Assignment
(may not be fewer than 5 Business
Days after the Date of Assignment):




                                                       Percentage Assigned
                                                       of Commitment
                                                       Thereunder (set
                                                       forth, to at least 8
                                                       decimals, as a
                           Principal                   percentage of the
Facility                   Amount                      aggregate
--------                   Assigned                    Commitments of all
                           --------                    Lenders thereunder)
                                                       -------------------
Revolving
Credit                     $                                      %


Fees
Assigned
(if any):


The terms set forth above
and on the reverse side hereof are
hereby agreed to:                          Accepted:


                      , as Assignor        CHEMICAL BANK, as agent,
----------------------

By:                                        By:
   --------------------------                 --------------------------
   Name:                                      Name:
   Title:                                     Title:

                      , as Assignee        DILLARD DEPARTMENT
----------------------                     STORES, INC.,


By:                                        By:
   --------------------------                 --------------------------
   Name:                                      Name:
   Title:                                     Title:


                        DILLARD INVESTMENT CO., INC.,
                        By:
                           --------------------------
                           Name:
                           Title:

                                                                       EXHIBIT C


                                    [Form of]
                               Administrative Questionnaire
                     $500,000,000 Revolving Credit Facility Agreement



NOTE TO PARTICIPANTS:     PLEASE FORWARD THIS COMPLETED FORM AS SOON AS
---------------------     POSSIBLE TO BARBARA CLEMENS, SYNDICATIONS DEPT.,
                          CHEMICAL BANK, VIA TELECOPIER TO (212) 270-4300.

                          PLEASE TYPE ALL INFORMATION.
                          ----------------------------

AGENT:                    Chemical Bank
------                    270 Park Avenue
                          New York, N.Y. 10017

CONTACTS:                                    (212) 622-0484   Syndications
---------
                                                              Banking &
                                                              Corporate
                                                              Finance

OPERATIONAL CONTACT:      Barbara Clemens    (212) 310-4956   Syndication/
--------------------                                          Sales
                                                              Support

TELEX:
------

TELECOPIER:
-----------


Full Legal Name of your Bank:
                                 -----------------------------------------------
Exact name of signing officer:
                                 -----------------------------------------------
Title of signing officer:
                                 -----------------------------------------------
Business address for delivery of
  execution copies of credit
  agreement (Please do not use
  P.O. Box address; hand
  deliveries cannot be made.):   -----------------------------------------------

                                 -----------------------------------------------

Signing officer's phone no.:     -----------------------------------------------

Alternate officer contact:       -----------------------------------------------

Alternate officer's phone no.:   -----------------------------------------------

                           PRIMARY CONTACT INFORMATION
                           ---------------------------

These contacts are for critical notification (drawdowns, repayments, rate setting, etc.)

Bank Name:
                          ------------------------------------------------------
Address:
                          ------------------------------------------------------
Primary Contact:
                          ------------------------------------------------------
Title and Department:
                          ------------------------------------------------------
Phone Number:
                          ------------------------------------------------------
Primary Telecopier:
                          ------------------------------------------------------
Alternate Telecopier:
                          ------------------------------------------------------
Primary Telex/Answerback:
                          ------------------------------------------------------


                          ALTERNATE CONTACT INFORMATION
                          -----------------------------

Alternate  Contact:
                          ------------------------------------------------------
Title and  Department:
                          ------------------------------------------------------
Phone Number:
                          ------------------------------------------------------
Primary Telecopier:
                          ------------------------------------------------------
Alternate  Telecopier:
                          ------------------------------------------------------
Primary Telex/Answerback:
                          ------------------------------------------------------


                         GENERAL OPERATIONAL INFORMATION
                         -------------------------------

Wire Instructions to your bank:            Bank Name:
                                                       -------------------------
                                           Dept:
                                                       -------------------------
                                           ABA #:
                                                       -------------------------
                                           A/C #:
                                                       -------------------------
                                           Attn:
                                                       -------------------------
                                           Ref:
                                                       -------------------------

Telex information:        Contact Name(s):
                                           -------------------------------------
                          Number:
                                           -------------------------------------
                          Answerback:
                                           -------------------------------------

If any changes are made to the above information please notify by telecopier
to ,           and.

Movement of funds:  to us:  Wire Fed Funds to:
------------------
                          Chemical Bank
                          Agent Bank Services
                          Attention: Barbara Clemens
                          Reference: [Borrower]

                                                                       EXHIBIT D


                             Substance of Opinion of
                            Friday, Eldredge & Clark,
                           Counsel for the Borrowers,
                       To Be Delivered on the Closing Date



            1. Each of the Borrowers is duly organized, validly existing and in good standing under the laws of the State of Delaware, has the requisite power and authority to own its property and assets and to carry on its business as now conducted and is qualified to do business in every jurisdiction where such qualification is required, except where the failure so to qualify would not have a material adverse effect on the condition, financial or otherwise, of such Borrower. Each of the Borrowers has the corporate power to execute and deliver, and perform its obligations under this Agreement, to borrow hereunder and to execute and deliver the Notes.

            2. The execution, delivery and performance by each of the Borrowers of this Agreement, the borrowings hereunder, and the execution and delivery of the Notes being delivered by each of the Borrowers (a) have been duly authorized by all requisite corporate and, if required, shareholder action and (b) will not
(i) violate (A) any provision of law, statute, rule or regulation or the articles of incorporation or the By-laws of either of the Borrowers, (B) to the best of our knowledge after due inquiry, any order of any court or any rule, regulation or order of any other agency of government binding upon either of the Borrowers or (C) to the best of our knowledge after due inquiry, any provisions of any indenture, agreement or other instrument to which either of the Borrowers or any of their respective properties or assets are or may be bound or (ii) to the best of our knowledge after due inquiry, be in conflict with, result in a breach of or constitute (alone or with due notice or lapse of time or both) a default under any indenture, agreement or other instrument referred to in (b)
(i) (C) above.

            3. Assuming the laws of the State of New York are the same as the laws of the State of Arkansas, except for usury laws, and the validity of this Agreement and the Notes under the laws of the State of New York, this Agreement and the Notes have been duly executed and delivered by each of the Borrowers and constitute legal, valid and binding obligations of each of the Borrowers, enforceable against each of them in accordance with their respective terms and an Arkansas court would enforce the law of the State of New York as the governing law (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency and similar laws affecting creditors' rights generally and to moratorium laws from time to time in effect).

            4. No registration with or consent or approval of, or other action by, any Federal, state or other governmental agency, authority or regulatory body is required in connection with the execution, delivery and performance of this Agreement by either of the Borrowers; the execution and delivery of the Notes by either of the Borrowers; or the borrowings hereunder.

            5. To the best of our knowledge after due inquiry, there are not any actions, suits or proceedings at law or in equity or by or before any governmental instrumentality or other agency or regulatory authority now pending or threatened against or affecting either of the Borrowers or the business, assets or rights of either of the Borrowers (a) which involve this Agreement or any of the transactions contemplated hereby or thereby or (b) as to which there is a reasonable possibility of an adverse determination and which, if adversely determined, would be likely, in our judgment, individually or in the aggregate, materially to impair the ability of either of the Borrowers to conduct business substantially as now conducted, or materially and adversely to affect the business, assets, operations, prospects or condition, financial or otherwise, of either of the Borrowers, or to impair the validity or enforceability of or the ability of either of the Borrowers to perform its obligations under this Agreement or the Notes.

                                                                   SCHEDULE 2.01





                                     Lenders
                                     -------

     Name and Address                     Revolving Credit
        of Lender                            Commitment
     ----------------                     ----------------

Chemical Bank                             $50,000,000
270 Park Avenue
New York, NY 10017-2070

Telecopier No. (212) 270-1474

Attention of:  Ms. Meredith Vanden
               Handel

ABN AMRO Bank N.V.                        $20,000,000
3 Riverway, Suite 1600
Houston, TX 77056

Telecopier No. (713) 629-7533

Attention of: Mr. David P. Orr

Bank IV Kansas, N.A.                      $10,000,000
100 North Broadway
Wichita, KS 67201

Telecopier No. (316) 261-2290

Attention of: Mr. Lloyd A. Jones

Bank of Tokyo Trust Company               $20,000,000
1251 Avenue of the Americas
New York, NY 10006-3138

Telecopier No. (212) 782-6440

Attention of: Mr. Victor F.
              Bulzacchelli

Boatmen's First National Bank             $10,000,000
  of Oklahoma
120 N. Robinson
Oklahoma City, OK 73102

Telecopier No. (405) 230-4113

Attention of: Ms. Hilarie H. Dean



     Name and Address                     Revolving Credit
        of Lender                            Commitment
     ----------------                     ----------------
The Boatmen's National Bank of            $25,000,000
St. Louis
800 Market Street
St. Louis, MO 63101

Telecopier No. (314) 466-6353

Attention of: Mr. Timothy R. Conway

Citizens Bank of Jonesboro                $1,000,000
420 South Main Street
Jonesboro, AR 72401

Telecopier No. (501) 933-4334

Attention of: Ms. Glenda Frangenberg

Continental Bank                          $50,000,000
231 South LaSalle
Chicago, IL 60697

Telecopier No. (312) 987-5833

Attention of: Ms. Mary Jo Hoch

Credit Lyonnais                           $20,000,000
500 North Akard,
Suite 3210
Dallas, TX 75201

Telecopier No. (214) 954-3312

Attention of: Mr. Robert Ivosevich

Credit Suisse                             $40,000,000
12 East 49th Street,
Suite 4100
New York, NY 10017

Telecopier No. (713) 751-0702

Attention of: Ms. Kristinn R.
              Kristinsson



     Name and Address                     Revolving Credit
        of Lender                            Commitment
     ----------------                     ----------------
First American National Bank              $10,000,000
4894 Popular Ave
Memphis, TN 38117

Telecopier No. (615) 748-2485

Attention of: Mr. David C. May

First Commercial Bank, N.A.               $10,000,000
400 West Capitol
Little Rock, AR 72201

Telecopier No. (501) 371-3344

Attention of: Mr. William Oury

First Interstate Bank of Texas, N.A.      $20,000,000
1445 Ross Avenue
Dallas, TX 75265

Telecopier No. 214-740-1543

Attention of: Mr. Connor J. Duffey

The First National Bank of Boston         $10,000,000
100 Federal Street
Boston, MA 02110

Telecopier No.

Attention of: Ms. Bethann R.
              Halligan

First National Bank of Commerce           $25,000,000
210 Barrone
New Orleans, LA 70112

Telecopier No. (504) 561-1864

Attention of: Mr. Howard Blank



     Name and Address                     Revolving Credit
        of Lender                            Commitment
     ----------------                     ----------------
The Frost National Bank                   $4,000,000
100 West Houston Street
San Antonio, TX 78205

Telecopier No. (210) 220-4626

Attention of: Ms. Beth Weakley

The Fuji Bank, Limited                    $20,000,000
2 Houston Center,
909 Fanin, Suite 2800
Houston, TX 77010

Telecopier No. (713) 759-0048

Attention of: Mr. David Kelley

NationsBank of Texas, N.A.                $50,000,000
901 Main Street, 67th Floor
Dallas, TX 75202

Telecopier No. (214) 508-0980

Attention of: Mr. Steven Deily

NBD Bank, N.A.                            $10,000,000
611 Woodward Avenue
Detroit, MI 48226

Telecopier No. (313) 225-2649

Attention of: Mr. Larry E. Schuster

Premier Bank, N.A.                        $10,000,000
400 Texas Street
Shreveport, LA 71101

Telecopier No. (318) 226-2075

Attention of: Mr. L. J. Holland



     Name and Address                     Revolving Credit
        of Lender                            Commitment
     ----------------                     ----------------
Royal Bank of Canada                      $20,000,000
TCBT,
600 Wilshire Blvd, Suite 800
Los Angeles, CA 90017

Telecopier No. (213) 955-5350

Attention of: Mr. Tom Oberaigher

The Sanwa Bank, Limited                   $10,000,000
901 Main Street, #2830
Dallas, TX 75202

Telecopier No. (214) 741-6535

Attention of: Mr. Robert S. Smith

Societe Generale                          $20,000,000
2001 Ross Avenue, Suite 4800
Dallas, TX 75201

Telecopier No. (214) 979-1104

Attention of: Mr. Louis P. LaVille,
                  III

Sun Bank National Association             $25,000,000
200 South Orange Avenue, Tower 4
Orlando, FL 32802

Telecopier No. (407) 237-6894

Attention of: Ms. J. Carol Doyle

Worthen                                   $10,000,000
124 West Capital
Little Rock, AR 72201

Telecopier No. (501) 378-1146

Attention of: Mr. Robert E. Rogers

                                          ---------------
                 Total....................$  $500,000,000

                                                                   SCHEDULE 3.07


                 Subsidiaries of Dillard Department Stores, Inc.
                 -----------------------------------------------



                                                                     Percentage
   Name of Subsidiary                                               of Ownership
   ------------------                                               ------------
  (indirect subsidiaries
      are indented)


Dillard Investment Co., Inc ....................................         100%
  Dillard National Bank ........................................         100%
Construction Developers, Incorporated ..........................         100%
  Condev Mission, Inc ..........................................         100%
  Quail Springs Properties, Inc. ...............................         100%
  SI Lessors (general partnership) .............................          99%
  Ingram Food Court Associates
    (general partnership) ......................................          50%
 Windsor Park Court Associates
    (general partnership) ......................................          50%
CDI Contractors, Inc ...........................................          50%
Joske's, Inc ...................................................         100%
Joske's Houston Real Estate Company ............................         100%
Joske's Dallas Real Estate Company .............................         100%
Joske's San Antonio Real Estate
  Company ......................................................         100%
Cain Sloan, Inc ................................................         100%
Higbee Associates (general
  partnership) .................................................         100%
  The Higbee Company ...........................................         100%
    Higbee Financial Center ....................................         100%
D.H. Holmes Company, Limited ...................................         100%
  D.H. Holmes Realty, Inc ......................................         100%
  D.H. Holmes Credit Corporation ...............................         100%
  Holmes Broadcasting, Inc .....................................         100%
  D.H. Holmes B.R., Inc ........................................         100%
    EBR Associates (general
      partnership) .............................................        62.5%
    Holmes Alexandria, Inc .....................................         100%
      ABR Joint Venture ........................................          50%
    D.H. Holmes Ticket Co ......................................         100%
J.B. Ivey & Company ............................................         100%
Dillard Travel, Inc ............................................         100%
Central Ace Hardware Co., Inc. .................................          51%
Goldstein Chapman Company ......................................         100%
Pulaski Realty Company .........................................         100%
Ivey Development Company .......................................         100%
Dillard Ticketing Systems, Inc. ................................         100%


                                                                   SCHEDULE 3.08


                              Material Litigation
                              -------------------

                                      None

                                                                   SCHEDULE 3.16


                             Environmental Liability
                             -----------------------

            Dillard has been notified that D.H. Holmes Company, Limited, a wholly-owned subsidiary of Dillard, may be a de minimis contributor, through a jobber, to a battery disposal site under Environmental Protection Agency supervision. As Dillard now understands the facts and circumstances, it is not probable that this will be a material matter to Dillard.

                                                                   SCHEDULE 6.01


                                      Liens
                                      -----

                                      None